Exhibit 10.1

Recording requested by:	COMMONWEALTH OF PENNSYLVANIA
COUNTY OF BUTLER

And when recorded mail to:

Otten, Johnson, Robinson,

Neff & Ragonetti, P.C.

950 Seventeenth Street

Suite 1600

Denver, Colorado 80202

Attention: Heather Park Meek, Esq.

Open-end MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING,
FINANCING STATEMENT
AND ASSIGNMENT OF LEASES AND RENTS

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Mortgage”) is executed as of December 18, 2020, by THORN HILL POSTAL REALTY HOLDINGS LLC, a Delaware limited liability company (“Borrower”), in favor of, and for the use and benefit of, THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation (“Co-Lender 1”) and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., a Pennsylvania corporation (“Co-Lender 2”) (Co-Lender 1 and Co-Lender 2 being referred to herein, individually and collectively, as “Lender”).

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS SECURES FUTURE ADVANCES, AND SHALL HAVE THE LIEN PRIORITY IN ACCORDANCE WITH PENNSYLVANIA ACT. NO. 126, LAWS 1990, 42 PA. C.S.A. § 8143, ET SEQ., AS MORE PARTICULARLY SET FORTH IN SECTION 9.19 OF THIS MORTGAGE.

Article 1
PARTIES, PROPERTY, AND DEFINITIONS

The following terms and references shall have the meanings indicated

1.1 Borrower: The Borrower named in the introductory paragraph of this Mortgage, whose legal address is 75 Columbia Avenue, Cedarhurst, New York 11516, together with any future owner of the Property or any part thereof or interest therein.

1.2 Cash Collateral Agreement: The Cash Collateral Agreement of even date herewith made by and between Borrower and Lender, and acknowledged and agreed to by the “Servicer” named therein, as amended, modified, supplemented, replaced, or restated from time to time.

1.3 Chattels: All goods, fixtures, inventory, equipment, building and other materials, supplies, and other tangible personal property of every nature, whether now owned or hereafter acquired by Borrower, used, intended for use, or reasonably required in the construction, development, or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

1.4 Co-Lender 1 Note: Borrower’s promissory note of even date herewith, payable to the order of Co-Lender 1 in the principal face amount of $20,915,700.00, the last payment under which is due on January 1, 2031, unless such due date is accelerated, together with all renewals, extensions and modifications of such promissory note.

1.5 Co-Lender 1 Note (FORTITUDE): Borrower’s promissory note of even date herewith, payable to the order of Co-Lender 1 in the principal face amount of $3,838,575.00, the last payment under which is due on January 1, 2031, unless such due date is accelerated, together with all renewals, extensions and modifications of such promissory note.

1.6 Co-Lender 2 Note: Borrower’s promissory note of even date herewith, payable to the order of Co-Lender 2 in the principal face amount of $5,470,725.00, the last payment under which is due on January 1, 2031, unless such due date is accelerated, together with all renewals, extensions and modifications of such promissory note.

1.7 Commonwealth: The Commonwealth of Pennsylvania.

1.8 Controlling Persons: Collectively, (a) Surety, (b) if Borrower is a partnership or joint venture, all general partners or joint venturers of Borrower, (c) if Borrower is a limited liability company, all managers or managing members of Borrower, (d) any other party directly or indirectly liable for payment of the Secured Obligations, whether as maker, endorser, guarantor, surety, general partner, or otherwise, and (e) any successor to any of the foregoing.

1.9 Default: Any matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default.

1.10 Debt Service Coverage Ratio: The ratio calculated on a cash flow basis, as reasonably determined by Lender, of (a) Net Operating Income for the Property for the period in question (or if no such period is designated, in each case, for the preceding twelve (12) calendar months), to (b) the annual debt service payments due under the Loan Documents (calculated assuming (i) a thirty (30)-year amortization schedule during any interest-only period and (ii) the maximum principal amount of the Loan has been disbursed) and on all other indebtedness secured, or to be secured, by a lien on all or any part of the Property or on any direct or indirect interests in Borrower.

1.11 Environmental Indemnity Agreement: The Environmental Indemnity Agreement of even date herewith made by Borrower and Surety for the benefit of Lender, as amended, modified, supplemented, replaced, or restated from time to time.

1.12 ERISA: The Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued thereunder.

1.13 Event of Default: As defined in Article 6.

1.14 Insurance Agreement: The Agreement Concerning Insurance Requirements of even date herewith executed by Borrower for the benefit of Lender, as amended, modified, supplemented, replaced, or restated from time to time.

1.15 Intangible Personalty: The right to use all trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all accounts, rents, issues, income, profits, fees, charges or other payments for the use or occupancy of rooms and other public facilities at the Property, deposit accounts, letter of credit rights, investment property, monies in the possession of Lender (including without limitation proceeds from insurance, retainages and deposits for taxes and insurance), Permits, contract rights (including, without limitation, rights to receive insurance proceeds) and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Borrower’s ownership, use, operation, leasing, or sale of all or any part of the Property, specifically including but in no way limited to any right which Borrower may have or acquire to transfer any development rights from the Property to other real property, and any development rights which may be so transferred.

1.16 Lease Certificate: The certificate of even date herewith made by Borrower to Lender concerning Leases.

1.17 Leases: Any and all leases, subleases and other agreements under the terms of which any person other than Borrower has or acquires any right to occupy or use the Property, or any part thereof.

1.18 Lender: The Lender named in the introductory paragraph of this Mortgage, whose legal address is c/o AIG Investments, 777 S. Figueroa Street, 16th Floor, Los Angeles, California 90017-5800, together with any future holder of the Note.

1.19 Loan: The loan from Lender to Borrower evidenced by the Note.

1.20 Loan Documents: The Note, all of the deeds of trust, mortgages and other instruments and documents securing or executed and delivered in connection with the Note, including this Mortgage, the Insurance Agreement, the Environmental Indemnity Agreement, the Suretyship Agreement, the Cash Collateral Agreement, TI/LC Reserve Agreement, the Roof Reserve Agreement, the Lease Certificate and each other document executed or delivered in connection with the transaction pursuant to which the Note has been executed and delivered. The term “Loan Documents” also includes all modifications, extensions, renewals, and replacements of each document referred to above.

1.21 Loan-to-Value Ratio: The ratio, as determined by Lender, of the aggregate principal balance of the Note and all undisbursed advances thereunder, if any, and all other indebtedness secured by liens or encumbrances against the Property or against the direct or indirect ownership interests in Borrower, to the fair market value of the Property, as such fair market value is determined by an M.A.I. appraisal obtained by Lender from an appraiser selected and engaged by Lender.

1.22 Net Operating Income: All gross revenues generated by the Property (excluding loans or contributions to capital), less operating expenses (other than debt service payments due under the Loan and non-cash expenses such as depreciation, amortization, and corporate general and administrative expenses), as determined on a cash accounting basis, as of the date of such calculation for the period in question (or if no such period is designated, in each case, for the preceding twelve (12) calendar months), adjusted, however, so that (a) operating expenses shall be deemed to include (i) a management fee equal to the greater of three percent (3%) of gross revenues or the actual management fee, and (ii) a tenant improvement, leasing commission, and capital improvement reserve equal to $0.25 per rentable square foot per year, (b) payments of operating expenses, including property taxes and assessments and insurance expenses, are to be spread out over the period during which they accrued and shall be adjusted for any known future changes to any such expenses, (c) prepaid rents and other prepaid payments received are to be spread out over the periods during which such rents or payments are earned or applicable, (d) security deposits shall not be included as items of income until duly applied or earned, (e) gross revenue shall be based on a lease-in-place analysis that reflects then current Leases in place, excluding extraordinary, or one-time items, but expressly excluding those Leases from the analysis in which (i) the tenant is in material default, (ii) the tenant is in bankruptcy or other similar insolvency proceeding, and (iii) there is a materially significant probability, as determined by Lender in its reasonable discretion, based upon reasonable third-party evidence, that the tenant will file bankruptcy or seek protection from creditors in other similar insolvency proceeding, and (f) any refunds or rebates to operating expenses are to be applied and credited against the applicable operating expenses for the period that such operating expenses were incurred.

1.23 Note: Individually and collectively, the Co-Lender 1 Note, the Co-Lender 1 Note (FORTITUDE), and the Co-Lender 2 Note. All terms and provisions of the Note are incorporated by this reference in this Mortgage.

1.24 Parent Company: Postal Realty Trust, Inc., a Maryland corporation.

1.25 Permits: All permits, licenses, certificates and authorizations necessary for the beneficial development, ownership, use, occupancy, operation and maintenance of the Property.

1.26 Permitted Exceptions: The matters (excluding matters of survey) set forth in Schedule B-I of the title insurance policy insuring the lien created by this Mortgage, in form and substance satisfactory to, and accepted by, Lender, that Borrower has caused to be delivered to Lender in connection with the Loan.

1.27 Property: The tract or tracts of land described in Exhibit A attached, together with the following:

(a) All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements, and other appurtenances thereto;

(b) All of Borrower’s right, title and interest in any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;

(c) All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and improvements;

(d) All (i) water and water rights (whether decreed or undecreed, tributary, nontributary or not nontributary, surface or underground, or appropriated or unappropriated); (ii) ditches and ditch rights; (iii) spring and spring rights; (iv) reservoir and reservoir rights; and (v) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Borrower and which are appurtenant to or which have been used in connection with such tract or tracts or improvements;

(e) All minerals, crops, timber, trees, shrubs, flowers, and landscaping features now or hereafter located on, under or above such tract or tracts;

(f) All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under such tract or tracts or improvements and used or usable in connection with any present or future operation thereof, including but not limited to all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus; boilers, water heaters, ranges, furnaces, and burners; appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; and all additions thereto and replacements therefor;

(g) All development rights associated with such tract or tracts, whether previously or subsequently transferred to such tract or tracts from other real property or now or hereafter susceptible of transfer from such tract or tracts to other real property;

(h) All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property; and

(i) All other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Borrower.

1.28 Required Tenants: Collectively, United States Postal Service, and any other tenant occupying (together with its affiliates) 100,000 or more square feet of space in the Property

1.29 Roof Reserve Agreement: The Reserve Agreement (Roof) of even date herewith made among Borrower, Lender and the “Servicer” named therein, as amended, modified, supplemented, replaced, or restated from time to time.

1.30 Sale: The transfer or sale of the Property, whether by agreement, execution, foreclosure judgment or any other court order.

1.31 Secured Obligations: All present and future obligations of Borrower to Lender evidenced by or contained in the Note, the Environmental Indemnity Agreement, this Mortgage and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form. If the maturity of the Note secured by this Mortgage is accelerated, the Secured Obligations shall include an amount equal to any prepayment premium which would be payable under the terms of the Note as if the Note were prepaid in full on the date of the acceleration. If under the terms of the Note no voluntary prepayment would be permissible on the date of such acceleration, then the prepayment fee or premium to be included in the Secured Obligations shall be equal to one hundred twenty-five percent (125%) of the highest prepayment fee or premium set forth in the Note, calculated as of the date of such acceleration, as if prepayment were permitted on such date.

1.32 Special Purpose Entity Requirements: As defined in Section 4.28.

1.33 Surety: Postal Realty LP, a Delaware limited partnership.

1.34 Suretyship Agreement: The Suretyship Agreement of even date herewith made by Surety for the benefit of Lender, as amended, modified, supplemented, replaced, or restated from time to time.

1.35 TI/LC Reserve Agreement: The Tenant Improvement Cost and Leasing Commissions Reserve Agreement (Major Tenants) of even date herewith among Borrower, Lender and the “Servicer” named therein, as amended, modified, supplemented, replaced, or restated from time to time.

Article 2
GRANTING CLAUSE

2.1 Grant to Lender. NOW, THIS INDENTURE WITNESSETH, that in and for the consideration of the sum of $30,225,000.00, as evidenced by the Note or so much thereof as shall be advanced from time to time under the Note, as security for the Secured Obligations, Borrower, with the intent to be legally bound hereby, hereby grants, bargains, sells, conveys, mortgages, aliens, enfeoffs, releases, confirms, assigns, transfers, sets over and warrants unto Lender, its successors and assigns and grants to Lender, its successors and assigns, the entire right, title, interest and estate of Borrower in and to the Property, whether now owned or hereafter acquired; TO HAVE AND TO HOLD the same, together with all and singular the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Lender and Lender’s successors, substitutes and assigns forever. PROVIDED, HOWEVER, that if Borrower shall promptly pay or cause to be paid to Lender the principal sum, including all other sums payable by Borrower to Lender under the terms of the Loan Documents and shall perform or cause to be performed all the other terms, conditions, agreements and provisions contained in the Loan Documents, all without fraud or delay or deduction or abatement of anything or for any reason, then this Mortgage and the estate hereby granted shall cease, terminate and become void.

2.2 Security Interest to Lender. As additional security for the Secured Obligations, and without limiting any other provisions of this Mortgage, Borrower hereby grants to Lender a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or the Intangible Personalty may be or have been acquired with funds advanced by Lender under the Loan Documents, this security interest is a purchase money security interest. Without limiting any of the other provisions of this Mortgage, this Mortgage constitutes a Security Agreement under the Uniform Commercial Code of the Commonwealth (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Mortgage but shall be in addition thereto:

(a) The Collateral shall be used by Borrower solely for business purposes, and all Collateral (other than the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Borrower’s own use or as the equipment and furnishings furnished by Borrower, as landlord, to tenants of the Property;

(b) The Collateral (other than the Intangible Personalty) shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Lender (being the Secured Party as that term is used in the Code); and the Collateral (other than the Intangible Personalty) may be affixed to such real estate but shall not be affixed to any other real estate;

(c) No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and Borrower will, at its cost and expense, upon demand, furnish to Lender such further information and will execute and deliver to Lender such financing statements and other documents in form satisfactory to Lender and will do all such acts and things as Lender may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances; and Borrower will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Lender to be necessary or desirable;

(d) The terms and provisions contained in this Section and in Section 7.6 of this Mortgage shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and

(e) This Mortgage constitutes a financing statement under the Code with respect to the Collateral. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. The filing of this Mortgage in the real estate records of the county where the Property is located shall also operate as a fixture filing in accordance with Sections 9-313 and 9-402 of the Code. Information concerning the security interests created hereby may be obtained from Lender at the address set forth in Article 1 of this Mortgage. Borrower is the “Debtor” and Lender is the “Secured Party” (as those terms are defined and used in the Code) insofar as this Mortgage constitutes a financing statement, and their respective addresses are as elsewhere set forth in this Mortgage. The record owner of the Property is Borrower.

Article 3
BORROWER’S REPRESENTATIONS AND WARRANTIES

3.1 Warranty of Title. Borrower represents and warrants to Lender that:

(a) Borrower has good and marketable fee simple title to the Property, and such fee simple title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;

(b) Borrower is the sole and absolute owner of the Chattels and the Intangible Personalty, free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;

(c) This Mortgage is a valid and enforceable first lien and security interest on the Property, Chattels and Intangible Personalty, subject only to the Permitted Exceptions;

(d) Borrower, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular of the property and property interests granted and conveyed pursuant to this Mortgage, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof; and

The representations, warranties and covenants contained in this Section shall survive foreclosure of this Mortgage or any execution following judgment upon the Note, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property, the Chattels, or the Intangible Personalty pursuant to any such foreclosure.

3.2 Due Authorization. If Borrower is other than a natural person, then each individual who executes this document on behalf of Borrower represents and warrants to Lender that such execution has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Borrower. Borrower represents that Borrower has obtained all consents and approvals required in connection with the execution, delivery and performance of this Mortgage.

3.3 Other Representations and Warranties. Borrower represents and warrants to Lender as follows:

(a) Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower is duly authorized to transact business in and is in good standing under the laws of the Commonwealth of Pennsylvania. The sole Controlling Persons of Borrower are Surety, Parent Company, and Andrew Spodek. Surety is a limited partnership, duly authorized to transact business in and is in good standing under the laws of the State of Delaware, and is a member of Borrower. Parent Company is a corporation, duly authorized to transact business in and is in good standing under the laws of the State of Maryland, and is the sole general partner of Surety. Andrew Spodek is the manager of Borrower.

(b) The execution, delivery and performance by Borrower of the Loan Documents are within Borrower’s power and authority and have been duly authorized by all necessary action;

(c) This Mortgage is, and each other Loan Document to which Borrower or Surety is a party will, when delivered hereunder, be valid and binding obligations of Borrower and Surety enforceable against Borrower and Surety in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights;

(d) The execution, delivery and performance by Borrower and Surety of the Loan Documents will not contravene any contractual or other restriction binding on or affecting Borrower or any Controlling Person and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties;

(e) The execution, delivery and performance by Borrower and Surety of the Loan Documents does not contravene any applicable law;

(f) No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower and Surety of any of the Loan Documents or the effectiveness of any assignment of any of Borrower’s rights and interests of any kind to Lender;

(g) No part of the Property, Chattels, or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels, or Intangible Personalty, and no part of the Property, Chattels, or Intangible Personalty is subject to any foreclosure or similar proceeding;

(h) Neither Borrower nor any Controlling Person has made any assignment for the benefit of creditors, nor has Borrower or any Controlling Person filed, or had filed against it, any petition in bankruptcy;

(i) There is no pending or, to the best of Borrower’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against Borrower, any Controlling Person or the Property before any court, governmental or quasi-governmental, arbitrator or other authority;

(j) Borrower is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;

(k) Access to and egress from the Property are available and provided by public streets, and Borrower has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property;

(l) All public utility services necessary for the operation of all improvements constituting part of the Property for their intended purposes are available at the boundaries of the land constituting part of the Property, including water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone and cable television facilities;

(m) The Property is located in a zoning district designated “SP-1” Special Growth District, by Cranberry Township (Butler County), Pennsylvania. Such designation permits the development, use and operation of the Property as it is currently operated as a permitted, and not as a non-conforming use. The Property complies in all respects with all zoning ordinances, regulations, requirements, conditions and restrictions, including but not limited to deed restrictions and restrictive covenants, applicable to the Property;

(n) There are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Borrower know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments. There are no tax abatements or exemptions affecting the Property;

(o) Borrower and each Controlling Person has filed all tax returns it is required to have filed, and has paid all taxes as shown on such returns or on any assessment received pertaining to the Property;

(p) Borrower has not received any notice from any governmental body having jurisdiction over the Property as to any violation of any applicable law, or any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which have not been remedied or satisfied;

(q) Neither Borrower nor any Controlling Person is in default, in any manner which would adversely affect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound;

(r) Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Leases or tenancies presently affecting any part of the Property. The Lease Certificate contains a true and correct description of all Leases presently affecting the Property. No written or oral agreements or understandings exist between Borrower and the tenants under the Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate;

(s) There are no options, purchase contracts or other similar agreements of any type (written or oral) presently affecting any part of the Property;

(t) There exists no brokerage agreement with respect to any part of the Property;

(u) Except as otherwise disclosed to Lender in writing prior to the date hereof, (i) there are no contracts presently affecting the Property (“Contracts”) having a term in excess of one hundred eighty (180) days or not terminable by Borrower (without penalty) on thirty (30) days’ notice; (ii) Borrower has heretofore delivered to Lender true and correct copies of each of the Contracts together with all amendments thereto; (iii) Borrower is not in default of any obligations under any of the Contracts; and (iv) the Contracts represent the complete agreement between Borrower and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and except as otherwise disclosed herein, such other parties possess no unsatisfied claims against Borrower. Borrower is not in default under any of the Contracts and no event has occurred which, with the passing of time or the giving of notice, or both, would constitute a default under any of the Contracts;

(v) Borrower has obtained all Permits necessary for the operation, use, ownership, development, occupancy and maintenance of the Property as a warehouse and industrial complex, as it is currently being operated. None of the Permits has been suspended or revoked, and all of the Permits are in full force and effect, are fully paid for, and Borrower has made or will make application for renewals of any of the Permits prior to the expiration thereof;

(w) All insurance policies held by Borrower relating to or affecting the Property are in full force and effect and shall remain in full force and effect until all Secured Obligations are satisfied. Borrower has not received any notice of default or notice terminating or threatening to terminate any such insurance policies. Borrower has made or will make application for renewals of any of such insurance policies prior to the expiration thereof;

(x) Borrower currently complies with ERISA. Neither the making of the Loan secured by this Mortgage nor the exercise by Lender of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA; and

(y) Borrower’s exact legal name is correctly set out in the introductory paragraph of this Mortgage. Borrower’s organizational identification number is 4079723. Borrower’s location (as such term is used in Section 5.8 hereof) is the State of Delaware.

(z) Neither the Property nor any of the Leases is subject to any rent control statute, rule, regulation or ordinance.

3.4 Continuing Effect. Borrower shall be liable to Lender for any damage suffered by Lender if any of the foregoing representations are inaccurate as of the date hereof, regardless of when such inaccuracy may be discovered by, or result in harm to, Lender. Borrower further represents and warrants that the foregoing representations and warranties, as well as all other representations and warranties of Borrower to Lender relative to the Loan Documents, shall remain true and correct during the term of the Note and shall survive termination of this Mortgage.

Article 4
BORROWER’S AFFIRMATIVE COVENANTS

4.1 Payment of Note. Borrower will pay all principal, interest, and other sums payable under the Note, on the date when such payments are due, without notice or demand.

4.2 Performance of Other Obligations. Borrower will promptly and strictly perform and comply with all other covenants, conditions, and prohibitions required of Borrower by the terms of the Loan Documents.

4.3 Other Encumbrances. Borrower will promptly and strictly perform and comply with all covenants, conditions, and prohibitions required of Borrower in connection with any other encumbrance affecting the Property, the Chattels, or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.

4.4 Payment of Taxes.

(a) Property Taxes. Unless Borrower is depositing with Lender the amounts required pursuant to Section 4.4(b), Borrower will (i) pay, before delinquency, all taxes and assessments, general or special, which may be levied or imposed at any time against Borrower’s interest and estate in the Property, the Chattels, or the Intangible Personalty, and (ii) within ten days after each payment of any such tax or assessment, Borrower will deliver to Lender, without notice or demand, an official receipt for such payment. At Lender’s option, Lender may retain the services of a firm to monitor the payment of all taxes and assessments relating to the Property, the cost of which shall be borne by Borrower.

(b) Deposit for Taxes. On or before the date hereof, Borrower shall deposit with Lender an amount equal to 1/12th of the amount which Lender estimates will be required to make the next annual payment of taxes, assessments, and similar governmental charges referred to in this Section, multiplied by the number of whole or partial months that have elapsed since the date one month prior to the most recent due date for such taxes, assessments and similar governmental charges. Thereafter, with each monthly payment under the Note, Borrower shall deposit with Lender an amount equal to 1/12th of the amount which Lender estimates will be required to pay the next annual payment of taxes, assessments, and similar governmental charges referred to in this Section. The purpose of these provisions is to provide Lender with sufficient funds on hand to pay all such taxes, assessments, and other governmental charges thirty (30) days before the date on which they become past due. If Lender, in its sole but reasonable discretion, determines that the funds impounded hereunder are, or will be, insufficient, Borrower shall within ten (10) days of demand pay such additional sums as Lender shall determine necessary and shall pay any increased monthly charges requested by Lender. Provided no Event of Default exists hereunder, Lender will apply the amounts so deposited to the payment of such taxes, assessments, and other charges when due, but in no event will Lender be liable for any interest on any amount so deposited, and any amount so deposited may be held and commingled with Lender’s own funds.

(c) Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment, or similar charge is imposed against the Note, Lender, or any interest of Lender in any real or personal property encumbered hereby, Borrower will pay such tax, assessment, or other charge before delinquency and will indemnify Lender against all loss, expense, or diminution of income in connection therewith. In the event Borrower is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Borrower from doing so, then the Note will, at Lender’s option, become due and payable in full upon ninety (90) days’ notice to Borrower.

(d) Right to Contest. Notwithstanding any other provision of this Section, Borrower will not be deemed to be in default solely by reason of Borrower’s failure to pay any tax, assessment or similar governmental charge so long as, in Lender’s reasonable judgment, each of the following conditions is satisfied:

(i) Borrower is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment, or charge; and

(ii) Borrower’s payment of such tax, assessment, or charge would necessarily and materially prejudice Borrower’s prospects for success in such proceedings; and

(iii) Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Lender therein; and

(iv) Borrower deposits with Lender, as security for such payment which may ultimately be required, a sum equal to the amount of the disputed tax, assessment or charge plus the interest, penalties, advertising charges, and other costs which Lender estimates are likely to become payable if Borrower’s contest is unsuccessful.

If Lender reasonably determines that any one or more of such conditions is not satisfied or is no longer satisfied, Borrower will pay the tax, assessment, or charge in question, together with any interest and penalties thereon, within ten (10) days after Lender gives notice of such determination.

4.5 Maintenance of Insurance.

(a) Coverages Required. Borrower shall maintain or cause to be maintained, with financially sound and reputable insurance companies or associations reasonably satisfactory to Lender, all insurance required under the terms of the Insurance Agreement, and shall comply with each and every covenant and agreement contained in the Insurance Agreement.

(b) Renewal Policies. Not less than ten (10) days prior to the expiration date of each insurance policy required pursuant to the Insurance Agreement, Borrower will deliver to Lender an appropriate renewal policy (or certificates evidencing same), together with evidence satisfactory to Lender that the applicable premium has been prepaid.

(c) Deposit for Premiums. On or before the date hereof, Borrower shall deposit with Lender an amount equal to 1/12th of the amount which Lender estimates will be required to make the next annual payments of the premiums for the policies of insurance referred to in this Section, multiplied by the number of whole and partial months which have elapsed since the date one month prior to the most recent policy anniversary date for each such policy. Thereafter, with each monthly payment under the Note, Borrower will deposit an amount equal to 1/12th of the amount which Lender estimates will be required to pay the next required annual premium for each insurance policy referred to in this Section. The purpose of these provisions is to provide Lender with sufficient funds on hand to pay all such premiums thirty (30) days before the date on which they become past due. If Lender, in its sole but reasonable discretion, determines that the funds impounded hereunder are, or will be, insufficient, Borrower shall upon demand pay such additional sums as Lender shall reasonably determine necessary and shall pay any increased monthly charges requested by Lender. Provided no Event of Default exists hereunder, Lender will apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Lender be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Lender’s own funds. Notwithstanding anything to the contrary in this Section, Borrower shall not be required to make monthly deposits with Lender for the premiums for the policies of insurance referred to in this Section if such insurance is provided under a blanket policy, except (i) during the continuance of an Event of Default or (ii) during the existence of a Triggering Event Condition (as defined in the Cash Collateral Agreement).

(d) Application of Hazard Insurance Proceeds. Borrower shall promptly notify Lender of any damage or casualty to all or any portion of the Property or Chattels. Lender may participate in all negotiations and appear and participate in all judicial arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damage, and shall approve, in Lender’s reasonable discretion, the compromise or settlement of any claim by Borrower for any such insurance proceeds in the name of Lender, Borrower, or both. Any such insurance proceeds shall be paid to Lender and shall be applied first to reimburse Lender for all actual and reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the collection of such insurance proceeds. The balance of any insurance proceeds received by Lender with respect to an insured casualty may, in Lender’s sole discretion, either (i) be retained and applied by Lender toward payment of the Secured Obligations, or (ii) be paid over, in whole or in part and subject to such conditions as Lender may reasonably impose, to Borrower to pay for repairs or replacements necessitated by the casualty; provided, however, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Borrower. Notwithstanding the preceding sentence, if (A) no monetary default or Event of Default shall exist hereunder, and (B) the proceeds received by Lender (together with any other funds delivered by Borrower to Lender for such purpose) shall be sufficient, in Lender’s reasonable judgment, to pay for any restoration necessitated by the casualty, and (C) the cost of such restoration shall not exceed $1,511,250.00, and (D) such restoration can be completed, in Lender’s reasonable judgment, at least ninety (90) days prior to the maturity date of the Note, then Lender shall apply such proceeds as provided in clause (ii) of the preceding sentence. Lender will have no obligation to see to the proper application of any insurance proceeds paid over to Borrower, nor will any such proceeds received by Lender bear interest or be subject to any other charge for the benefit of Borrower. Lender may, prior to the application of insurance proceeds, commingle them with Lender’s own funds.

(e) Successor’s Rights. Any person who acquires title to the Property or the Chattels upon foreclosure hereunder, by deed-in-lieu thereof, or upon execution following judgment upon the Note will succeed to all of Borrower’s rights under all policies of insurance maintained pursuant to this Section.

4.6 Maintenance and Repair of Property and Chattels. Borrower will at all times maintain the Property and the Chattels in good condition and repair, will diligently prosecute the completion of any building or other improvement which is at any time in the process of construction on the Property, and will promptly repair, restore, replace, or rebuild any part of the Property or the Chattels which may be affected by any casualty or any public or private taking or injury to the Property or the Chattels, provided that Lender will make any insurance proceeds available in accordance with Section 4.5 above and any condemnation awards available in accordance with Section 4.8 below. All costs and expenses arising out of the foregoing shall be paid by Borrower whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Borrower will comply with all statutes, ordinances, and other governmental or quasi-governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to any environmental or ecological requirements; provided, that so long as no Event of Default exists hereunder, Borrower may, upon providing Lender with security reasonably satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, or requirement. Lender and any person authorized by Lender may enter and inspect the Property at all reasonable times upon reasonable advance written notice to Borrower, and may inspect the Chattels, wherever located, at all reasonable times upon reasonable advance written notice to Borrower.

4.7 Leases. Borrower shall timely pay and perform each of its obligations under or in connection with the Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Leases in full force and effect in accordance with its terms. Borrower shall immediately furnish to Lender copies of any notices given to Borrower by the lessee under any Lease, alleging the default by Borrower in the timely payment or performance of its obligations under such Lease and any subsequent communication related thereto. Borrower shall also promptly furnish to Lender copies of any notices given to Borrower by the lessee under any Lease, extending the term of any Lease, requiring or demanding the expenditure of any sum by Borrower (or demanding the taking of any action by Borrower), or relating to any other material obligation of Borrower under such Lease and any subsequent communication related thereto. Borrower agrees that Lender, in its sole discretion, may advance any sum or take any action which Lender believes is necessary or required to maintain the Leases in full force and effect, and all such sums advanced by Lender, together with all out-of-pocket costs and expenses incurred by Lender in connection with action taken by Lender pursuant to this Section, shall be due and payable by Borrower to Lender within five (5) days of demand, and shall bear interest from the date which is five (5) days after demand until paid at the Default Rate (as defined in the Note), and shall be secured by this Mortgage.

4.8 Eminent Domain; Private Damage. If all or any part of the Property is taken or damaged by eminent domain or any other public or private action, Borrower will notify Lender promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Lender may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damage, and shall approve, in Lender’s reasonable discretion, the compromise or settlement of any claim by Borrower for any such award or payment in the names of both Borrower and Lender. Any such award or payment is to be paid to Lender and will be applied first to reimburse Lender for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the ascertainment and collection of such award or payment. The balance, if any, of such award or payment may, in Lender’s sole discretion, either (a) be retained by Lender and applied toward the Secured Obligations, or (b) be paid over, in whole or in part and subject to such conditions as Lender may reasonably impose, to Borrower for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the taking or damage. Notwithstanding the preceding sentence, if (i) no monetary default or Event of Default shall have occurred and be continuing hereunder, and (ii) the proceeds received by Lender (together with any other funds delivered by Borrower to Lender for such purpose) shall be sufficient, in Lender’s reasonable judgment, to pay for any restoration necessitated by the taking or damage, and (iii) the cost of such restoration shall not exceed $1,511,250.00, and (iv) such restoration can be completed, in Lender’s judgment, at least ninety (90) days prior to the maturity date of the Note, and (v) the remaining Property shall constitute, in Lender’s sole but reasonable judgment, adequate security for the Secured Obligations, then Lender shall apply such proceeds as provided in clause (b) of the preceding sentence. Borrower’s duty to pay the Note in accordance with its terms and to perform the other Secured Obligations will not be suspended by the pendency or discharged by the conclusion of any proceedings for the collection of any such award or payment, and any reduction in the Secured Obligations resulting from Lender’s application of any such award or payment will take effect only when Lender receives such award or payment. If this Mortgage has been foreclosed prior to Lender’s receipt of such award or payment, Lender may nonetheless retain such award or payment to the extent required to reimburse Lender for all costs and expenses, including attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations.

4.9 Mechanics’ Liens. Borrower will keep the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within sixty (60) days after receipt of notice of the recording thereof. Notwithstanding the preceding sentence, however, Borrower will not be deemed to be in default under this Section if and so long as Borrower (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, (b) provides Lender with such security as Lender may reasonably require to protect Lender against all loss, damage, and expense, including attorneys’ fees, which Lender might incur if the asserted lien is determined to be valid, and (c) the contest of such lien halts the enforcement of such lien.

4.10 Defense of Actions. Borrower will defend, at Borrower’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Lender in such property or in the Secured Obligations, and will indemnify and hold Lender harmless from all loss, damage, cost, or expense, including attorneys’ fees, which Lender incurs in connection therewith.

4.11 Expenses of Enforcement. Borrower will pay all out-of-pocket costs and expenses, including reasonable attorneys’ fees, which Lender incurs in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Lender’s rights and remedies under any of the Loan Documents, including but not limited to all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Lender in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Lender for purposes of foreclosing or otherwise enforcing this Mortgage.

4.12 Financial and Other Information. During the term of the Loan, Borrower shall deliver to Lender (a) within sixty (60) days following the end of each calendar quarter, Borrower’s quarterly operating statements for the Property for the preceding quarter, and, within ninety (90) days following the end of each calendar year, annual operating statements for the Property for the preceding calendar year, in each case prepared against the budget for such year; (b) contemporaneously with Borrower’s delivery of each of such operating statements, a certified rent roll detailing the names of all tenants under the Leases, the portion of the improvements constituting a portion of the Property occupied by each tenant, the rent and any other charges payable under each Lease, the commencement date and expiration date of each Lease, and the term of each Lease; and (c) an annual balance sheet of Borrower and each Surety. The financial statements and reports described in (a) and (c) above shall be in such detail as Lender may reasonably require, shall be prepared in accordance with generally accepted accounting principles consistently applied or such other sound and generally accepted accounting method as may be acceptable to Lender, shall be certified as true and correct by Borrower or the applicable Surety, and the annual balance sheet of Borrower and each Surety shall have been audited by a certified public accountant (or if such audit has not been completed by the due date for such report, Borrower shall provide the unaudited, but certified, copy of the annual balance prior to the due date and provide the audited annual balance sheets within sixty (60) days thereafter). Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, Borrower shall not be required to submit to Lender audited financial statements for either Borrower or Surety and, in lieu thereof, may submit internally prepared financial statements, certified by Borrower or the applicable Surety as true and correct, for the Property, Borrower, and Surety, as required herein. In addition, Borrower shall also furnish to Lender any other financial reports or statements of Borrower as Lender may reasonably request. Upon Lender’s demand following the occurrence and during the continuance of an Event of Default by Borrower, Borrower shall supply to Lender the items required in (a) and (b) above on a monthly basis. Additionally, upon Lender’s demand, if Lender intends to securitize the Loan and until the Loan is contributed to the securitization structure, Borrower shall supply to Lender the items required in (a) and (b) above on a monthly basis. With respect to the financial statements of Surety, Lender acknowledges that Surety’s financials are consolidated with Parent Company and, so long as Lender is reasonably able to determine the financial status, net worth, and liquidity of Surety from such financial statements, independent of other entities, Lender will accept such financial statement, in lieu of a financial statement of Surety directly.

4.13 Priority of Leases. To the extent Borrower has the right, under the terms of any Lease, to make such lease subordinate to the lien hereof, Borrower will, at Lender’s request and Borrower’s expense, take such action as may be reasonably required to effect such subordination. Conversely, Borrower will, at Lender’s request and Borrower’s expense, take such action as may be necessary to subordinate the lien hereof to any future Lease designated by Lender.

4.14 Inventories; Assembly of Chattels. Borrower will, from time to time at the request of Lender, supply Lender with a current inventory of the Chattels and the Intangible Personalty, in such detail as Lender may require. Upon the occurrence of any Event of Default hereunder, Borrower will at Lender’s request assemble the Chattels and make them available to Lender at any place designated by Lender which is reasonably convenient to both parties.

4.15 Compliance with Laws, Etc. Borrower shall comply in all material respects with all applicable state, federal, and other laws, rules, regulations and orders, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Borrower or the Property.

4.16 Records and Books of Account. Borrower shall keep accurate and complete records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions relating to the Property.

4.17 Inspection Rights. At any reasonable time, and from time to time, upon reasonable advance written notice, Borrower shall permit Lender, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the Property and to discuss with Borrower the affairs, finances and accounts of Borrower.

4.18 Change of Borrower’s Address or State of Organization. Borrower shall promptly notify Lender if changes are made in Borrower’s address from that set forth in Section 9.10 hereof, or if Borrower shall either change its “location” (as such term is used in Section 5.8 hereof), its state of organization or if Borrower shall organize in any state other than the State of Delaware.

4.19 Further Assurances; Estoppel Certificates. Borrower will execute and deliver to Lender upon demand, and pay the costs of preparation and recording thereof, any further documents which Lender may reasonably request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Borrower will also, within ten (10) business days after any request by Lender, deliver to Lender a signed and acknowledged statement certifying to Lender, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note, and (b) whether Borrower claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.

4.20 Costs of Closing. Borrower shall on demand pay directly or reimburse Lender for any out-of-pocket costs or expenses incurred by Lender in connection with the closing of the Loan, including, but not limited to, all fees and other charges of outside counsel for Lender, costs and expenses for which invoices were not available at the closing of the Loan, or costs and expenses which are incurred by Lender after such closing, including, without limitation, costs or expenses incurred to obtain originals or copies of recorded or filed Loan Documents and UCC financing statements. Any invoice for the legal fees and expenses of Lender’s counsel shall not be required to show narratives or any other items that Lender reasonably determines constitute attorney-client privileged information. Reimbursement for costs and expenses incurred prior to closing of the Loan, but not reimbursed at or before closing, shall not exceed $25,000.00, excluding the costs, fees and expenses of Lender’s counsel, which shall not be subject to the foregoing cap; additionally, the foregoing shall not limit or cap the reimbursement of Lender’s costs and expenses that are paid prior to or at closing of the Loan. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred by Lender) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Lender for purposes of foreclosing or otherwise enforcing this Mortgage.

4.21 Fund for Electronic Transfer. All monthly payments of principal and interest on the Note, and impound deposits under this Mortgage, shall be made by Borrower by electronic funds transfer from a bank account established and maintained by Borrower for such purpose. Borrower shall establish and maintain such an account until the Note is fully paid and shall direct the depository of such account in writing to so transmit such payments on or before the respective due dates to the account of Lender as shall be designated by Lender in writing.

4.22 Use. Borrower shall use the Property solely for the operation of a warehouse and industrial complex and for no other use or purpose.

4.23 Management. The Property shall be managed by Oxford Development Company (“Property Manager”) under a management agreement previously delivered to, and approved, by Lender (the “Management Agreement”). Borrower shall not permit any amendment to or modification of the Management Agreement, or management of the Property by any person or entity other than Property Manager, without the prior written consent of Lender not to be unreasonably withheld, conditioned or delayed.

4.24 Surety. Within thirty (30) days after the death of an individual Surety (if applicable), Borrower shall notify Lender in writing of such death and provide to Lender the names and current financial statements of one or more substitute sureties reasonably acceptable to Lender (a) (i) whose net worth and financial condition is, in Lender’s reasonable discretion, equivalent to or better than the deceased Surety, or (ii) who are the heirs, devisees and beneficiaries of substantially all of the deceased Surety’s assets, and (b) (i) whose net worth equals or exceeds the minimum net worth required under the Suretyship Agreement, when added to the net worth of the remaining persons and/or entities comprising Surety, and (ii) whose net worth includes cash and cash equivalents that equals or exceeds the minimum liquid assets required under the Suretyship Agreement, when added to the amount of cash and cash equivalents owned by the remaining persons and/or entities comprising Surety. Within sixty (60) days after the death of the individual Surety, each substitute Surety(ies) shall (A) deliver to Lender the financial reports and statements required in Section 4.12 hereof and Section 14 of the Suretyship Agreement and (B) execute and deliver to Lender a suretyship agreement and environmental indemnity agreement in substantially the same form as the Suretyship Agreement and Environmental Indemnity Agreement and such other instruments as Lender may reasonably require.

4.25 General Indemnity. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Loan Documents; provided, however, that the foregoing shall not apply (a) to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or (b) provided no Event of Default then exists, to any disputes among the Indemnified Parties not caused in whole or in part by a breach of Borrower’s obligations under the Loan Documents. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property), costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including reasonable attorneys’ fees and all other costs of defense including fees and disbursements incurred on appeal. The term “Indemnified Parties” shall mean (i) Lender, (ii) any prior owner or holder of the Note, (iii) any existing or prior servicer of the Loan, (iv) Trustee, (v) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing. THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY.

4.26 Duty to Defend, Costs and Expenses. Upon request, whether Borrower’s obligation to indemnify Lender arises under Section 4.25 above or elsewhere in the Loan Documents, Borrower shall defend the Indemnified Parties (in Borrower’s or the Indemnified Parties’ names) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse the Indemnified Parties for all Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in Section 4.25 above and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Secured Obligations, (c) bear interest from the date of demand at the Default Rate until paid if not paid on demand, and (d) be secured by this Mortgage.

4.27 Actions by Lender. If Borrower shall fail to make any payment or perform any covenant as and in the manner provided in any of the Loan Documents, so long as such failure continues beyond any applicable grace, notice or cure period, Lender in its sole discretion, without obligation to do so and without notice to or demand upon Borrower and without releasing Borrower from any obligation, may make or perform the same in such a manner and to such extent as it may deem necessary to protect the security hereof. Lender shall be permitted to pay all reasonable expenses incurred in connection therewith, including, without limitation, employment of counsel and other consultants, engineers, contractors, appraisers, surveyors, and other professionals. Borrower shall, upon demand by Lender, pay all reasonable costs and expenses incurred by Lender in connection with the exercise by Lender of the foregoing rights, together with interest thereon at the Default Rate from the date demanded by Lender.

4.28 Single Purpose Entity. Borrower shall be a single purpose, bankruptcy remote entity, exclusively formed for owning and operating the Property. Borrower’s form, structure and organizational documents shall be acceptable to Lender in its reasonable discretion. Borrower’s organizational documents shall contain representations, warranties and covenants of Borrower (collectively, the “Special Purpose Entity Requirements”), in form and content required by Lender, reflecting that Borrower shall be a special purpose bankruptcy remote entity meeting specific criteria reasonably required by Lender. The Special Purpose Entity Requirements shall remain applicable throughout the term of the Loan.

Lender shall not require any independent director, independent manager, or springing member/partner in the Special Purpose Entity Requirements, or require any non-consolidation opinion.

Article 5
BORROWER’S NEGATIVE COVENANTS

5.1 Waste and Alterations. Borrower will not commit or permit any waste with respect to the Property or the Chattels. Borrower shall not cause or permit any part of the Property, including but not limited to any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered without the prior written consent of Lender not to be unreasonably withheld, conditioned or delayed.

5.2 Zoning and Private Covenants. Borrower will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any private restrictive covenant, or any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the express written consent of Lender. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Borrower will not cause such use to be discontinued or abandoned without the express written consent of Lender, and Borrower will use its best efforts to prevent the tenant under any Lease from discontinuing or abandoning such use.

5.3 Interference with Leases.

(a) Borrower will neither do, nor neglect to do, anything which may cause or permit the termination of any Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Lease.

(b) All Leases (i) unless the Leases are for individual apartments, shall be subject to Lender’s approval, or (ii) if the Leases are for individual apartments, shall (A) have original terms of no less than six (6) months, (B) be with bona fide, arm’s length tenants, (C) contain rental and other terms consistent with those prevailing in the applicable market, and (D) be on a form previously delivered to and approved by Lender. Any submission by Borrower for Lender’s approval of a Lease or modification thereof shall be accompanied by a copy of such Lease or modification, a Lease abstract, a then-current rent roll for the Property, year-to-date and prior year operating statements for the Property, and a cover letter requesting Lender’s approval which contains a signature line on which Lender may evidence its approval of such Lease or modification.

(c) Notwithstanding the provisions of Section 5.3, Lender’s written consent will not be required prior to entering into any new Safe Harbor Lease (as defined below) provided that no Event of Default has occurred and is continuing, and Borrower delivers a copy of such Safe Harbor Lease to Lender within ten (10) business days after execution thereof together with Borrower’s written certification that such copy is a true, correct and complete copy of the Safe Harbor Lease and that all of the conditions set forth in this sentence and in the definition of “Safe Harbor Lease” have been satisfied. However, Lender’s written consent will be required prior to entering into any Lease that would otherwise qualify as a Safe Harbor Lease, as a condition to executing any non-disturbance or recognition agreement requested by the tenant thereunder, which non-disturbance or recognition agreement shall be in form and substance acceptable to Lender in its sole discretion.

(d) For purposes of Section 5.3(c), the term “Safe Harbor Lease” shall be a Lease that meets all of the following conditions:

(i) on a standard form of lease previously approved in writing by Lender, with such changes only as are necessitated by the business terms satisfying the requirements of this definition of “Safe Harbor Lease” and other non-material changes as are commercially reasonable;

(ii) entered into at arm’s length with a third party tenant unaffiliated with Borrower or Surety, which tenant shall be creditworthy and reputable;

(iii) the net rentable area of the leased premises, when combined with any other space in the Property leased to an affiliate of the tenant, shall not exceed 20,000 rentable square feet and shall not contain any tenant expansion options that, if exercised, would cause the leased premises to exceed such rentable square footage limitations;

(iv) the term of the Lease shall not be less than five (5) years or greater than twenty (20) years (excluding tenant renewal options that comply with clause (vi) below) or the Lease is a “seasonal” retail lease with a term of less than six (6) months without any options to extend the term of the Lease; provided, however, with respect to any renewal of the Lease with USPS, for said renewal to be considered a Safe Harbor Lease, the term must exceed ten (10) years;

(v) the minimum contract rent during the initial term of the Lease (after taking into consideration tenant improvement allowances, rental abatement periods, and other leasing concessions) is equal to or greater than then current fair market rental rate for the leased premises;

(vi) the minimum contract rent during any extension or renewal term shall be either (A) fixed at the time the Lease is executed, which rent shall not be reduced from that charged during the initial term, shall be not less than the then current fair market rental rate for the leased premises during such renewal terms, and contain such increases as would be fair and consistent with the market at the time the Lease is executed, or (B) determined at the time of renewal and not be less than ninety percent (90%) of the then-current fair market rental rate for the leased premises;

(vii) the leasing commission for such Lease shall not be greater than then-current market conditions;

(viii) requires tenant to attorn to Lender or Lender’s successor in interest upon such party’s acquisition of title and at such party’s sole option;

(ix) does not contain any requirement for a non-disturbance or recognition agreement, or any other provision which would adversely affect Lender’s rights under the Loan Documents in any material way;

(x) does not contain any material restrictions on the landlord’s rights to lease remaining portions of the Property, excluding reasonable and customary tenant exclusions for shopping centers of similar size;

(xi) does not contain any provision that would permit the abatement or reduction of rent (including the conversion of fixed rent to percentage rent), in whole or in part, for any reason, other than during restoration for a casualty, for more than twelve (12) consecutive months (i.e., a co-tenancy clause that would trigger percentage rent for the remainder of the lease term) unless, at the end of the twelve (12) months, the tenant must either reinstate full rent or terminate the lease and surrender the premises;

(xii) does not contain any option, right of first refusal, right of first offer or other preferential right to purchase the Property or any portion thereof, or termination options (other than in the event of material casualty or condemnation or material landlord default) and does not grant tenant any incentives equivalent to an ownership interest in the Property or grant tenant any interest in the ownership of the Property, or otherwise contain terms that would cause a material impairment of Lender’s security; and

(xiii) complies with all applicable state, federal and other law.

(e) Except with the prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion, Borrower will not (i) collect rent from all or any part of the Property for more than one month in advance, (ii) assign the rents from the Property or any part thereof, or (iii) consent to the cancellation or surrender of all or any part of any Lease, except that Borrower may in good faith terminate any Lease for nonpayment of rent or other material breach by the tenant.

(f) Without limiting the generality of the foregoing, whether or not Lender’s consent to the cancellation or surrender of any Lease is required hereunder, (i) Borrower shall notify Lender in writing of any cancellation penalties or other consideration payable to Borrower in connection with such cancellation or surrender (the “Termination Fees”), which written notice must be delivered to Lender prior to the payment by the applicable tenant of any such Termination Fees to Borrower, and (ii) at Lender’s sole option, Lender shall be entitled to (A) require that Borrower deposit such Termination Fees into a reserve held by Lender or Lender’s loan servicer, and (B) impose such restrictions and conditions on the timing and amount of disbursements of the Termination Fees from such reserve as Lender may require in its reasonable discretion, including, without limitation (x) requiring that (1) such vacant space be relet to a tenant and under a Lease acceptable to Lender in its reasonable discretion (an “Approved Lease”), (2) the tenant under the Approved Lease is in occupancy of the Property and paying rent, (3) Borrower provide to Lender a tenant estoppel certificate from the tenant under the Approved Lease in a form acceptable to Lender in Lender’s reasonable discretion, and (4) Borrower provide to Lender evidence acceptable to Lender in its reasonable discretion that all improvements to the Property required by the Approved Lease have been completed, and (y) limiting the amount of such disbursement to the lesser of the actual cost of retenanting such space or the amount calculated by dividing the Termination Fees by the total square feet of space vacated, then multiplying that result by the number of square feet of newly leased space under the Approved Lease. Borrower shall pay all actual out-of-pocket fees and expenses incurred by Lender or Lender’s loan servicer in connection with opening, holding, maintaining and administering such reserve, provided that, at Lender’s sole option, Lender and or Lender’s loan servicer may automatically deduct such fees and expenses from funds on deposit in such reserve without notice to or consent from Borrower. Upon the occurrence of an Event of Default, Lender may apply any Termination Fees to the Secured Obligations in such order and in such manner as determined by Lender in its sole discretion. Notwithstanding the foregoing, if the Termination Fees are applicable to a Major Tenant (as defined in the TI/LC Reserve Agreement), Borrower shall deposit such Termination Fees into the Reserve (as defined in the TI/LC Reserve Agreement) in connection with the applicable Major Tenant, and the funds shall be disbursed in accordance with the TI/LC Reserve Agreement.

5.4 Transfer or Further Encumbrance of Property.

(a) Transfer or Further Encumbrance of Property – General Provision. Without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion, Borrower shall not (a) directly or indirectly sell, assign, convey, transfer or otherwise dispose of the Property or any portion thereof or any direct or indirect legal, beneficial or equitable interest in all or any part of the Property, (b) permit or suffer any owner, directly or indirectly, voluntarily or involuntarily, of any direct or indirect beneficial interest in the Property or Borrower to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (c) mortgage, pledge, hypothecate or otherwise encumber or permit or suffer to be encumbered or grant or permit to be granted a security interest in all or any part of, or any direct or indirect legal, beneficial or equitable interest in, the Property or Borrower.

(b) Permitted Transfer of Chattel and Personal Property. Notwithstanding the foregoing to the contrary, it shall not be a violation of the due on sale provisions of the Loan Documents if Borrower sells, transfers, or removes Chattels or other personal property from the Property in the ordinary course of operation and management of the Property as a prudent owner, operator and manager of similar properties would own, operate, and manage the Property, (i) if the same is contemporaneously replaced with similar items of equal or greater value and of similar utility, or (ii) if such item is immaterial and obsolete, has no material value, or is non-essential and non-material to the use, management, and operation of the Property.

(c) Public Trading of Shares. Notwithstanding Section 5.4(a) above or the “due-on-sale” provisions of the Loan Documents to the contrary, the public trading of shares in the ordinary course on a reputable national stock exchange in the United States in any entity that is an indirect owner of Borrower above Surety and that is a publicly traded entity, so long as said entity is and remains a publicly-traded entity whose shares of stock are listed and traded on a reputable national stock exchange in the United States, shall be permitted without Lender’s prior written consent or notice.

(d) Permitted Transfers of Direct or Indirect Ownership Interest in Borrower. Notwithstanding Section 5.4(a) above or the “due-on-sale” provisions of the Loan Documents to the contrary, the following transfers are permitted without Lender’s prior written consent:

(i) Merger or Acquisition of Parent Company. Provided that Transfer Conditions (B), (C), (D)(I), (E)(II), (F), (G), (H), (I) (provided that Borrower shall not be required to provide copies of the documents that effectuated such transfer), and (J), as defined below, have all been satisfied, transfer of all or substantially all of the ownership in Parent Company or the transfer of all or substantially all of the assets of Parent Company, in either event, to another single entity; provided, however, in such event, if Surety will no longer be owned and controlled by the successor to Parent Company or if, after giving effect to the transfer, Surety will no longer satisfy the net worth and liquidity obligations under the Loan Documents, the ownership or control requirements of Borrower set forth below, or any other obligations or conditions of Surety as set forth in the Loan Documents, the transferee shall provide a substitute surety (the “Substitute Surety”) to replace Surety, that is reasonably acceptable to Lender and that satisfies the Substitute Surety Conditions, as defined below.

(ii) Transfers Between Affiliates. Provided that the Transfer Conditions, as defined below, are satisfied, transfers of an indirect ownership interest in Borrower or Surety to another entity that is wholly owned by Parent Company; and

(iii) Other Transfers of Up to 49% of Interests in Borrower. Provided that the Transfer Conditions, as defined below, are satisfied, transfers (other than encumbrances) to any person or entity other than those specified in clauses (i) and (ii) above, in the aggregate over the term of the Loan, of up to forty-nine percent (49%) of the direct and indirect ownership interests in Borrower.

(iv) Certain Definitions.

(1)	“Substitute Surety Conditions” means the following terms and conditions: (A) Substitute Surety shall have furnished to Lender, if Substitute Surety is a corporation, partnership, limited liability company or other entity or trust, certified copies of all documents evidencing Substitute Surety’s organization and good standing, and the qualification of the signers to execute a substitute Suretyship Agreement, which documents shall include certified copies of all documents relating to the organization and formation of Substitute Surety; (B) Borrower shall have caused Substitute Surety to have executed and delivered a Suretyship Agreement and Environmental Indemnity Agreement, in the forms executed by Surety at the closing of the Loan, to Lender and Borrower and Substitute Surety shall have executed and delivered to Lender such additional modifications to the Loan Documents as Lender may reasonably request to reflect such substitution of surety, provided that in no event shall any such modifications increase or expand the liabilities of Borrower or increase or expand Substitute Surety’s liabilities beyond those of the original Surety; (C) the Substitute Surety shall meet all of Lender’s underwriting criteria, including know-your-counterparty and the applicable representations and warranties in Section 13 of the application for the Loan and Borrower shall provide Lender with such due diligence and other information as Lender may reasonably request in connection therewith; (D) the Substitute Surety’s net worth and liquid assets equal or exceed the net worth and liquid asset obligations set forth in the Loan Documents; and (E) Borrower shall cause Borrower’s counsel and counsel for Substitute Surety to deliver such legal opinions as Lender may reasonably request in connection with the Substitute Sureties and other documents executed by Borrower and Substitute Surety in connection herewith.

(2)	“Transfer Conditions” mean all of the following: (A) no monetary default or material non-monetary default or Event of Default has occurred and is continuing as of the date of the Permitted Transfer Notice (as defined below) and as of the date of the transfer, (B) there has been no change in control of Borrower (other than a transfer under subsection 5.4(d)(i), in which the successor to Parent Company assumes control), nor will the proposed transfer result in a change in control of Borrower (other than a transfer under subsection 5.4(d)(i), in which the successor to Parent Company assumes control), and, immediately following the consummation of any such transfer, Parent Company (or its successor after a transfer under subsection 5.4(d)(i) above) continues to directly or indirectly control Borrower and own, directly or indirectly, at least 51% of the ownership interest in Borrower, (C) Surety (or, if applicable, the Substitute Surety) continues to directly or indirectly own at least 51% of Borrower, (D) not less than thirty (30) days prior to the consummation of any such transfer (unless said transfer is due to a death), Borrower shall (I) deliver to Lender written notice of the proposed transfer (the “Permitted Transfer Notice”), together with (w) an organizational chart illustrating the ownership structure both before and after the consummation of the proposed transfer (an “Organizational Chart”), which Organizational Chart shall set forth Borrower’s and Surety’s complete direct and indirect upstream ownership, percentage interests held by each upstream entity or person and type of each such entity and specifically identify and highlight any party that would, as a result of the proposed transfer, hold 20% or more of the direct or indirect interests, whether legal or beneficial, in Borrower or Surety, if such party held less than 20% of such interests prior to giving effect to the proposed transfer, and (x) a list of all persons and entities after the proposed transfer that will directly or indirectly control Borrower and Surety and all persons and upstream entities (including the type of such entity and state or commonwealth of formation) that hold twenty percent (20%) or more of the direct or indirect interest, whether legal or beneficial, in Borrower or Surety, specifically highlighting the changes that will occur in such list as a result of the proposed transfer, and (II) pay an administrative review fee equal to $5,000.00 to Lender or, at Lender’s election, to Lender’s asset manager; (E) (I) the proposed transferee, its Controlling Persons, and their respective constituent members that have a 10% or greater, direct or indirect, ownership interest in the proposed transferee or its Controlling Persons: (w) are citizens of the United States of America, or a State or Commonwealth of the United States of America or the District of Columbia, or, in the alternative, as applicable, are an entity organized under the laws of the any of the foregoing with constituent members that are a citizen of one or more of the foregoing, (x) have never been convicted, indicted, or otherwise charged with a criminal act that would constitute a felony involving moral turpitude under the laws of the United States of America, including the laws of the various states, commonwealths, and territories thereof; (y) during the preceding ten (10) years, have not been a party to a bankruptcy, insolvency, or other similar proceeding as a debtor, whether under the bankruptcy laws of the United States of America, or any state, commonwealth, or other territory thereof, or any other country or jurisdiction and have never had a receiver, trustee, or liquidator appointed with respect to its property or any portion thereof, and (z) have no outstanding and unpaid judgments that would be a breach or default under the Loan Documents, and (II) the proposed transferee, its Controlling Persons, and their respective constituent members are not then an OFAC Listed Person and are not in violation of or under investigation for possible violation of, nor previously violated, any Anti-Money Laundering Laws and otherwise comply with the representations and warranties contained in Section 13 of the application for the Loan; (F) such transfer shall not impair or adversely affect Lender’s security under the Loan Documents, including the obligations of Borrower thereunder and under this Mortgage; (G) such transfer could not subject Lender or any of Lender’s affiliates to any civil or criminal penalties in any jurisdiction or otherwise constitute an unlawful act, offence, or crime by Lender or any of Lender’s affiliates, including under any of the laws, regulations and executive orders; (H) immediately following the consummation of such transfer, all of the representations and warranties of Borrower as set forth in the Loan Documents shall remain true, complete and correct, except solely to reflect the changes resulting from such transfer; (I) not later than ten (10) business days following any such transfer, Borrower shall provide Lender with (I) evidence reasonably satisfactory to Lender that all of the required Transfer Conditions have been satisfied with respect to such transfer and (II) a certificate signed by Borrower that (A) certifies to Lender that all of the required Transfer Conditions have been satisfied with respect to such transfer, and (II) attaches (w) a final Organizational Chart confirming the new ownership structure of Borrower (certified as being true, complete and correct by Borrower), (x) a copy of the documents effectuating the transfer and a copy of the organizational documents of the entities affected by such transfer, as amended (certified as being true, complete and correct by Borrower), and (y) any other information that Lender may reasonably request; and (J) Borrower shall pay or reimburse Lender for all of the out-of-pocket costs, fees and expenses incurred by Lender in respect of any such transfer, regardless of whether such transfer is consummated (including all legal, processing, accounting, title insurance and appraisal fees and costs).

(3)	The term “control” or “controlled” means the power or authority, directly or indirectly through one or more intermediaries, through the ownership of voting securities, by contract or otherwise, to direct the management, activities and policies of such person or entity.

(e) One-Time Permitted Transfer of the Property. Provided that the USPS Lease has been renewed for a term which does not terminate prior to the Maturity Date, notwithstanding subsection 5.4(a) above or the “due on sale” provisions of the Loan Documents to the contrary, Lender shall permit a one-time transfer on or after the date that is three (3) years after the date hereof of all, but not less than all, of the Property provided that all of the following conditions are satisfied: (i) no default or Event of Default has occurred and is continuing; (ii) Borrower has paid to Lender an assumption fee of one percent (1%) of the outstanding principal balance of the Loan; (iii) as of the date of the transfer and the date of the Assumption Notice (as defined below): (A) the Debt Service Coverage Ratio (as hereinafter defined) is not less than 1.30:1.00, and Lender receives written evidence reasonably satisfactory to Lender of the Debt Service Coverage Ratio and that Debt Service Coverage Ratio will be maintained for the twelve (12) months immediately following the consummation of such transfer, based upon a then leases-in-place analysis using the projected operating expenses for the next twelve (12) months, as reasonably determined by Lender, and (B) the Loan-to-Value Ratio, taking into account all obligations secured by liens on the Property, does not exceed 60% (Lender reserves the right to order an updated appraisal to establish the Loan-to-Value Ratio, at Borrower’s cost and expense); (iv) the proposed transferee and its principals and control parties (A) have total assets under management in excess of $50,000,000.00 (exclusive of the Property) and (B) are regularly engaged in the business of owning, investing in, and managing commercial real estate similar to the Property and has a satisfactory history of owning, investing in, and managing such properties, as reasonably determined by Lender; (v) the principals of the proposed transferee acceptable to Lender in Lender’s reasonable discretion shall execute a suretyship agreement in the form of the Suretyship Agreement and an environmental indemnity agreement in the form of the Environmental Indemnity Agreement and said replacement sureties (the “Replacement Sureties”) shall have a net worth of at least $30,000,000.00 (exclusive of the Property) and liquidity of $1,000,000.00 and shall covenant to retain the same for the remainder of the term of the Loan as well as provide such financial reports as Lender may reasonably require to verify the same; (vi) Lender has received at least sixty (60) days prior written notice (the “Assumption Notice”) of the proposed transfer and, at the time such notice is given, Borrower pays to Lender’s asset or investment manager, a processing fee in the amount of $10,000.00 in advance of Lender’s consideration of such proposed transfer; (vii) Borrower shall pay or reimburse Lender for all of the out-of-pocket costs, fees and expenses incurred by Lender in respect of any such transfer, including, without limitation, all legal, processing, accounting, title insurance, and appraisal fees and costs, whether or not such transfer is actually consummated; (viii) at least thirty (30) days prior to the proposed transfer, Borrower shall provide Lender with an Organizational Chart illustrating the ownership structure of the proposed transferee and Replacement Surety(ies), setting forth the complete direct and indirect upstream ownership of the proposed transferee and Replacement Surety, percentage interests held by each upstream entity or person and type of each such entity and specifically identify and highlight any party that will hold twenty percent (20%) or more of the direct or indirect interests in the proposed transferee and the Replacement Surety(ies); (ix) at least ten (10) business days prior to the proposed transfer, Lender shall receive (A) all organizational documentation of the proposed transferee and the Controlling Persons of the proposed transferee, including without limitation, certificates and articles of formation, partnership and operating agreements, bylaws, certificates of good standing and authorizing resolutions and (B) all documents and agreements executed or to be executed in connection with the proposed transfer of the Property to the proposed transferee (including, without limitation, any tenancy-in-common agreements and any management or similar documents pursuant to which the tenancy-in-common is managed or controlled, if applicable), all of which must conform with the requirements of the Loan Documents and be in form and substance reasonably acceptable to Lender; (x) after the consummation of the proposed transfer, the proposed transferee shall continue to satisfy the Special Purpose Entity Requirements, as more particularly set forth in the Loan Documents; (xi) prior to consummation of the proposed transfer, Lender shall have received UCC, bankruptcy, judgment, tax lien, and litigation searches and such other due diligence materials and information as Lender may request on the proposed transferee, each Replacement Surety, each Controlling Person of the proposed transferee and each Replacement Surety, and each other person owning a direct or indirect interest in the proposed transferee and Replacement Surety and each other person that will own a direct or indirect interest in Borrower and each Recourse Surety after the proposed transfer is consummated, as reasonably designated and determined by Lender, all of which must also be reasonably acceptable to Lender in both form and substance; (xii) if the proposed transferee is a land trust, Lender has received a first-lien collateral assignment of all beneficial interest therein; (xiii) in connection with the consummation of the proposed transfer, the non-economic terms (e.g., those terms other than interest rate, payment schedule, principal balance, and non-recourse nature) of the Loan Documents have been modified as Lender may request in good faith with such modifications being limited to those changes deemed by Lender in its reasonable discretion, to be reasonably necessary due to the specific transferee, or due to changes in law, rules, or regulations that have occurred since the closing of the Loan; (xiv) at the consummation of the proposed transfer, the proposed transferee has assumed all of Borrower’s obligations under the Loan Documents pursuant to a recordable assumption agreement in form and substance reasonably satisfactory to Lender; (xv) the proposed transferee and Replacement Sureties, and the Controlling Person(s) of same, have, in the sole judgment of Lender exercised in good faith, a satisfactory credit history and professional reputation and character; (xvi) if Lender requests in its reasonable discretion, Borrower shall deliver to Lender a new or updated survey confirming that there are no survey exceptions other than those set forth in the survey exceptions in such title insurance policy insuring the Mortgage; (xvii) Lender has received such endorsements to its mortgagee’s title insurance policy at Borrower’s expense, as Lender may reasonably request, including, without limitation, if available, an endorsement that re-dates the date of such title insurance policy and states that the lien of the Mortgage remains a first and prior lien against the Property subject to no exceptions other than those set forth in the existing policy or as approved by Lender; (xviii) at the consummation of the proposed transfer, a written opinion of counsel for the proposed transferee and the Replacement Sureties, reasonably satisfactory to Lender, shall be delivered to Lender, including, without limitation, that the execution of the documents in connection with the transfer have been duly authorized, executed and delivered by all necessary parties (other than Lender), all Loan Documents, as amended by the documents associated with the transfer, are enforceable against the transferee and the Replacement Sureties after the consummation of the proposed transfer (subject to customary exceptions, limitations, assumptions for similar loans and properties in the applicable state or commonwealth as determined by Lender), the Loan transaction is not usurious, the loan security documents are in sufficient form for recordation and filing, as applicable, and are in sufficient form to create or retain a lien or security interest encumbering the real property and/or personal property described thereon and to perfect the security interest in such personal property, and addressing such other matters of law as Lender may reasonably require; (xix) (A) the proposed transferee, the Replacement Surety, their respective Controlling Persons, and their respective constituent members that have a 10% or greater, direct or indirect, ownership interest in the proposed transferee, the Replacement Surety, or their Controlling Persons: (I) are citizens of the United States of America, a State of the United States of America or the District of Columbia, or, in the alternative, as applicable, are an entity organized under the laws of the any of the foregoing with constituent members that are a citizen of one or more of the foregoing, (II) have never been convicted, indicted, or otherwise charged with a criminal act that would constitute a felony involving moral turpitude under the laws of the United States of America, including the laws of the various States and territories thereof, (III) have not during the preceding ten (10) years been a party to a bankruptcy, insolvency or other similar proceeding as a debtor, whether under the Bankruptcy Laws of the United States of America, or any State or other territory thereof, or any other country or jurisdiction and have not had a receiver, trustee, or liquidator appointed with respect to its property or any portion thereof, and (IV) have no outstanding and unpaid judgements that would be a breach or default under the Loan Documents, and (B) the proposed transferee, the Replacement Surety, their Controlling Persons, and their respective constituent members: are not then an OFAC Listed Person and are not in violation of or under investigation for possible violation of, nor previously violated, any Anti-Money Laundering Laws and otherwise comply with the representations and warranties contained in Section 13 of the application for the Loan. If Lender requests, the proposed transferee shall provide a certificate in form and substance satisfactory to Lender evidencing compliance with clause (xix) and identifying the transferees with sufficient information to enable Lender to perform searches confirming compliance. Upon Lender’s demand, Borrower agrees to deposit with Lender, Lender’s reasonable estimate of such out-of-pocket costs, fees and expenses and Lender (the “Assumption Deposit”) and in such event, (x) Lender shall apply the Assumption Deposit to the payment of such costs, fees, and expenses; (y) if the amount of such costs, fees, and expenses exceeds the Assumption Deposit, then Borrower shall pay such excess amount to Lender, upon demand; and (z) if the amount of the Assumption Deposit exceeds such costs, fees, and expenses, then Lender shall return such excess amount to Borrower. Upon the satisfaction of the foregoing conditions and execution of assumption documents in form and substance reasonably satisfactory to Lender, Lender shall release Borrower and Surety from liability under the Loan Documents other than any such liability that arose on or prior to the effective date of the assumption or could be based on any event that occurred or any state of affairs that existed prior to or as of the effective date of the assumption (including, without limitation, any liability arising under the exceptions to the non-recourse provisions of the Loan Documents, and any liability arising under the Environmental Indemnity Agreement).

5.5 Further Encumbrance of Chattels. Borrower will neither create nor permit any lien, security interest or encumbrance against the Chattels or Intangible Personalty or any part thereof or interest therein, other than the liens and security interests created by the Loan Documents, without the prior written consent of Lender, which may be withheld for any reason.

5.6 Assessments Against Property. Borrower will not, without the prior written approval of Lender, which may be withheld for any reason, consent to or allow the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Borrower or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Lender’s express written consent, the rights of Lender in the Property pursuant to this Mortgage or following any foreclosure of this Mortgage, and the rights of any person or entity to whom Lender might transfer the Property following a foreclosure of this Mortgage, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.

5.7 Transfer or Removal of Chattels. Borrower will not sell, transfer or remove from the Property all or any part of the Chattels. Notwithstanding the foregoing to the contrary, it shall not be a violation of the preceding sentence if Borrower sells, transfers, or removes any Chattels from the Property in the ordinary course of operation and management of the Property as a prudent owner, operator and manager of similar properties would own, operate, and manage the Property, (a) if the same are contemporaneously replaced with similar items of equal or greater value and of similar utility, or (b) if such items are immaterial and obsolete, have no material value, or are non-essential and non-material to the use, management, and operation of the Property.

5.8 Change of Name, Organizational I.D. No. or Location. Borrower will not change the name under which Borrower does business (or adopt or begin doing business under any other name or assumed or trade name), change its organizational identification number, or change its location, without first notifying Lender of Borrower’s intention to do so and delivering to Lender such organizational documents of Borrower and executed modifications or supplements to this Mortgage (and to any financing statement which may be filed in connection herewith) as Lender may require. For purposes of the foregoing, Borrower’s “location” shall mean (a) if Borrower is a registered organization, Borrower’s state of registration, (b) if Borrower is an individual, the state of Borrower’s principal residence, or (c) if Borrower is neither a registered organization nor an individual, the state in which Borrower’s place of business (or, if Borrower has more than one place of business, Borrower’s chief executive office) is located.

5.9 Improper Use of Property or Chattels. Borrower will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.

5.10 ERISA. Borrower shall not engage in any transaction which would cause the Note (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Lender being deemed in violation of any applicable provisions of ERISA. Borrower shall indemnify, protect, defend, and hold Lender harmless from and against any and all losses, liabilities, damages, claims, judgments, costs, and expenses (including, without limitation attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Lender’s sole and absolute discretion) that Lender may incur, directly or indirectly, as the result of the breach by Borrower of any warranty or representation set forth in Section 3.3(x) hereof or the breach by Borrower of any covenant contained in this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Mortgage, and shall not be subject to the limitation on personal liability described in the Note. Notwithstanding any non-recourse provisions of the Note or any other such provision in any other Loan Document, Lender shall be entitled to bring a separate action, in addition to any proceeding to enforce this Mortgage or the Note, against Borrower to enforce this indemnification obligation.

5.11 Use of Proceeds. Borrower will not use any funds advanced by Lender under the Loan Documents for household or agricultural purposes, to purchase margin stock, or for any purpose prohibited by law.

5.12 REA and Other Major Approvals. Without Lender’s prior written consent, which may be granted or withheld in Lender’s reasonable discretion, Borrower shall not enter into or modify any reciprocal easement agreement, declaration, covenant, condition or restriction, ground lease, any operating agreement, or any other document recorded against the Property.

Article 6
EVENTS OF DEFAULT

Each of the following events will constitute an event of default (an “Event of Default”) under this Mortgage and under each of the other Loan Documents:

6.1 Failure to Pay Note. Borrower’s failure to make any regularly scheduled payment when due under the terms of the Note or any other Loan Document; provided, however, that Borrower shall be permitted to make two (2) monthly payments due under the Note (other than any amounts due on maturity thereof) within five (5) days following its due date in any consecutive twelve (12) month period without such late payment constituting an Event of Default.

6.2 Due on Sale or Encumbrance. The occurrence of any violation of any covenant contained in Section 5.4, Section 5.5 or Section 5.7 hereof.

6.3 Other Obligations. The failure of Borrower or Surety to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make regularly scheduled payments under the Note or the other Loan Documents or any other obligation or matter contemplated by this Article 6) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Lender to Borrower, and after such thirty (30) day period, the continuance of such failure for an additional period of ten (10) days following a second written notice thereof from Lender to Borrower; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Borrower commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for ninety (90) days after such written notice to Borrower.

6.4 Levy Against Property. The levy against any of the Property, Chattels or Intangible Personalty, of any execution, attachment, sequestration or other writ.

6.5 Liquidation. The liquidation, termination or dissolution of Borrower, Surety, or Parent Company except in connection with a transfer or assumption in accordance with Sections 5.4(d) or 5.4(e) above.

6.6 Appointment of Receiver. The appointment of a trustee, liquidator, or receiver for the assets, or any part thereof, of Borrower, Surety, or Parent Company, or the appointment of a trustee or receiver for any real or personal property, or the like, or any part thereof, representing the security for the Secured Obligations.

6.7 Assignments. The making by Borrower, Surety, or Parent Company of a transfer in fraud of creditors or an assignment for the benefit of creditors.

6.8 Order for Relief. The entry in bankruptcy of an order for relief for or against Borrower, Surety, or Parent Company.

6.9 Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against Borrower, Surety, or Parent Company as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any state or federal bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Lender herein, or in any other document executed in connection herewith, in any such proceeding which is not dismissed within sixty (60) days of its filing.

6.10 Misrepresentation. If any representation or warranty made by Borrower or any Controlling Person in this Mortgage, any of the other Loan Documents, the application for the Loan made by or on behalf of Borrower or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Note is false, misleading or erroneous in any material respect as of the date made.

6.11 Judgments. The failure of Borrower or any Controlling Person to pay any money judgment in excess of $50,000.00 against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable.

6.12 Admissions Regarding Debts. The admission of Borrower or any Controlling Person in writing in any legal proceeding of any such party’s inability to pay such party’s debts as they become due.

6.13 Assertion of Priority. The assertion of any claim of priority over this Mortgage, by title, lien, or otherwise, including a “Third Party Notice,” as defined in Section 9.19 below, unless Borrower within thirty (30) days after notice of such assertion either causes the assertion to be withdrawn or provides Lender with such security as Lender may require to protect Lender against all loss, damage, or expense, including attorneys’ fees, which Lender may incur in the event such assertion is upheld.

6.14 Other Loan Documents. The occurrence of any default by Borrower, after the lapse of any applicable grace or cure period (or if no specific grace or cure period, then the period set forth in Section 6.3 above) , or the occurrence of any event or circumstance defined as an Event of Default, under any of the Loan Documents other than this Mortgage.

6.15 Other Liens. The occurrence of any default by Borrower, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other consensual lien encumbering the Property, or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby.

6.16 Other Indebtedness. The occurrence of any default by Borrower, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other indebtedness incurred or owing by Borrower, or any document or instrument evidencing any obligation to pay such indebtedness.

6.17 Act 126 Notices. The delivery or attempted delivery by Borrower to Lender of a “Limitation of Indebtedness Notice,” as defined in Section 9.19 below.

Article 7
LENDER’S REMEDIES

Immediately upon or any time after the occurrence and during the continuance of any Event of Default hereunder, Lender may exercise any remedy available at law or in equity, including but not limited to those listed below, the confession of judgment provided for in Section 9.21 below, and those listed in the other Loan Documents, in such sequence or combination as Lender may determine in Lender’s sole discretion:

7.1 Performance of Defaulted Obligations. At any time during the existence of an Event of Default, Lender may make any payment or perform any other obligation under the Loan Documents or under Leases which Borrower has failed to make or perform, and Borrower hereby irrevocably appoints Lender as the true and lawful attorney-in-fact for Borrower to make any such payment and perform any such obligation in the name of Borrower. All payments made and expenses (including attorneys’ fees) incurred by Lender in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Borrower to Lender. In lieu of advancing Lender’s own funds for such purposes, Lender may use any funds of Borrower which may be in Lender’s possession, including but not limited to insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.

7.2 Specific Performance and Injunctive Relief. In the event of any breach by Borrower of any of the covenants, agreements, terms or conditions contained in this Mortgage or the Loan Documents, which are not cured within any applicable grace, notice or cure period, Lender shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though other remedies were not provided for in this Mortgage. Without limitation of the foregoing, and notwithstanding the availability of any legal remedies, Lender shall be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default.

7.3 Acceleration of Secured Obligations. Lender may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.

7.4 Suit for Monetary Relief. Subject to the non-recourse provisions of the Note, with or without accelerating the maturity of the Secured Obligations, Lender may sue from time to time for any payment due under any of the Loan Documents, or for money damages resulting from Borrower’s default under any of the Loan Documents.

7.5 Possession of Property. To the extent permitted by law, Lender, personally or by its agents and attorneys, may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Lender’s name or in the name of Borrower, and may collect the rents, issues, and profits of the Property. Lender may exclude Borrower, its agents and servants from the Property without liability for trespass, damages, or otherwise, and Borrower agrees to surrender possession to Lender on demand. Any revenues collected by Lender under this Section will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Lender, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations in such order and manner as Lender may elect in its sole discretion. Should Lender collect all earnings, revenues, rents, issues, profits and income from the Property, the monies so collected shall not be substituted for payment of the Secured Obligations nor can they be used to cure the default, without prior written consent of Lender.

7.6 Enforcement of Security Interests. Lender may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Lender’s giving of such notice to Borrower at least five (5) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made. Borrower, upon demand by Lender, shall promptly assemble any equipment and fixtures included in the Collateral and make them available to Lender at a place to be designated by Lender which shall be reasonably convenient to Lender and Borrower.

7.7 Foreclosure Against Property.

(a) Lender may bring an action in any court of competent jurisdiction to foreclose this Mortgage, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the Property, Chattels, Intangible Personalty, or any other security herein or elsewhere provided for, as the law may allow, and proceed therein to final judgment and execution for the entire unpaid balance of the Secured Obligations, including the principal debt, interest at the rate specified in the Note, all other sums due by Borrower in accordance with the provisions of the Note, all other sums due by Borrower in accordance with the provisions of this Mortgage and the other Loan Documents, including all sums which may have been loaned by Lender to Borrower after the date of this Mortgage, and all sums which may have been paid, incurred or advanced by or on behalf of Lender for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance or repairs to the Property, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of judgment) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any Sale which may be had pursuant to such judgment the true condition of the title to or the value of the Property, all costs of suit, together with interest at the Default Rate on any judgment obtained by Lender from and after the date of any sheriff’s sale until actual payment is made by the sheriff of the full amount due Lender, and a reasonable attorney’s commission for collection. Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Lender, in its sole discretion may elect.

(b) All fees, costs and expenses of any kind incurred by Lender in connection with foreclosure of this Mortgage, including, without limitation, the costs of any appraisals of the Property obtained by Lender, the cost of any title reports or abstracts, all costs of any receivership for the Property advanced by Lender, and all attorneys’ and consultants’ fees and expenses incurred by Lender, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Borrower to Lender at any Sale.

(c) The proceeds of any Sale shall be applied first to the fees and expenses of the officer conducting the Sale, and then to the reduction or discharge of the non-recourse obligations set forth in the Note in such order and manner as Lender may elect in its sole discretion; then to the reduction or discharge of the remaining recourse Secured Obligations in such order and manner as Lender may elect in its sole discretion.

(d) Nothing in this Section dealing with foreclosure procedures or specifying particular actions to be taken by Lender shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Pennsylvania law, and any such inconsistency shall be resolved in favor of Pennsylvania law applicable at the time of foreclosure.

(e) To the extent permitted by law, the liability of Borrower and/or Surety for the obligations described in Section 18 of the Note (referred to herein as the “recourse” obligations) shall not be reduced, or otherwise affected, by any payments made on account of the non-recourse portion of the Secured Obligations or reduced by any credit to such non-recourse obligations mandated or precipitated by operation of law, including, without limitation, the Pennsylvania Deficiency Judgment Act, 42 Pa.C.S.A. §8103, or any judicial or other interpretation thereof, so long as any non-recourse obligations remain outstanding and unpaid, and only after all of the non-recourse obligations have been fully paid or credited by operation of law will the liability of Borrower and/or Surety for the recourse obligations be reduced when and as paid or credited.

7.8 Appointment of Receiver. To the extent permitted by law, Lender shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Borrower waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered to (a) take possession of the Property and any businesses conducted by Borrower or any other person thereon and any business assets used in connection therewith, (b) exclude Borrower and Borrower’s agents, servants, and employees from the Property, (c) collect the rents, issues, profits, and income therefrom, (d) complete any construction which may be in progress, (e) do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally do anything which Borrower could legally do if Borrower were in possession of the Property. All expenses incurred by the receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Lender, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Lender may in its sole discretion elect or in such other manner as the court may direct. Unless sooner terminated with the express consent of Lender, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.

7.9 Right to Make Repairs, Improvements. Should any part of the Property come into the possession of Lender, whether before or after an Event of Default, Lender may use, operate, and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value. Borrower covenants to promptly reimburse and pay to Lender, at the place where the Note is payable, or at such other place as may be designated by Lender in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Lender in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Lender at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by Borrower and Lender shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

7.10 Surrender of Insurance. Lender may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Obligations and, in connection therewith, Borrower hereby appoints Lender (or any officer of Lender), as the true and lawful agent and attorney-in-fact for Borrower (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

7.11 Prima Facie Evidence. Borrower agrees that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Lender, any and all statements of fact or other recitals therein made as to the identity of Lender, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Obligations, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, and without being limited by the foregoing, as to any other act or thing having been duly done by Lender, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state facts and are without further question to be so accepted, and Borrower does hereby ratify and confirm any and all acts that Lender may lawfully do by virtue hereof.

7.12 Default Rate After Event of Default. Notwithstanding the provisions of 42 Pa.C.S.A. §8101 and any other applicable law to the contrary, the Default Rate shall apply to all sums evidenced by the Note after an Event of Default and also after entry of a judgment or judgments against Borrower (whether by suit on the Note, in a mortgage foreclosure action or otherwise). Said judgment(s) shall bear interest at the Default Rate until satisfied in full.

7.13 Rights in Pursuit of Remedies. Lender in pursuance of the foregoing remedies, or in addition thereto, (i) shall be entitled to resort to its several securities for the payment of the sums secured hereby in such order and manner as Lender may think fit without impairing Lender’s lien in, or rights to, any of such securities and without affecting the liability of any person, firm or corporation for the sums secured hereby, except to the extent that the Secured Obligations shall have been reduced by the actual monetary consideration, if any, received by Lender from the proceeds of such security; (ii) may, in Lender’s sole discretion, release for such consideration, or none, as Lender may require, any portion of the Property without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage, or the priority thereof, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Secured Obligations shall have been reduced by the actual monetary consideration, if any, received by Lender for such release; and/or (iii) may accept the assignment or pledge of any other property in place thereof as Lender may require without being accountable for so doing to any other lienor.

7.14 Continued Lien of Mortgage. No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or upon any other property of Borrower shall affect in any manner or to any extent, the lien of this Mortgage upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

7.15 Subordination of Tenants’ Rights under Leases. In the event that Lender shall have the right to foreclose this Mortgage or to execute upon the Property following judgment on the Note, Borrower authorizes Lender at its option to take any such action, subject to the rights of any tenants of the Property if Lender elects that this Mortgage shall be subordinate to rights of tenants, and the failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Borrower as a defense to any proceeding instituted by Lender to collect the Secured Obligations or any deficiency remaining unpaid after the foreclosure sale of the Property.

Article 8
ASSIGNMENT OF LEASES AND RENTS

8.1 Assignment of Leases and Rents. Borrower hereby unconditionally and absolutely conveys, grants, transfers and assigns unto Lender all rents, royalties, issues, profits and income (“Rents”) now or hereafter due or payable for the occupancy or use of the Property, and all Leases, whether written or oral, with all security therefor, including all guaranties or sureties thereof, now or hereafter affecting the Property; reserving unto Borrower, however, a revocable license to collect and retain such Rents prior to the existence of any Event of Default hereunder. Such license shall terminate automatically without notice to Borrower upon the occurrence and during the continuation of an Event of Default. Borrower represents that the Rents and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Borrower or by any person or persons whomsoever; and Borrower has good right to sell, assign, transfer and set over the same and to grant to and confer upon Lender the rights, interest, powers and authorities herein granted and conferred. Failure of Lender at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Lender is not obligated to collect anything hereunder, but is accountable only for sums actually collected.

8.2 Further Assignments. Borrower shall give Lender at any time upon demand any further or additional forms of assignment or transfer of such Rents, Leases and security as may be reasonably requested by Lender, and shall deliver to Lender executed copies of all such Leases and security.

8.3 Application of Rents. Lender shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Lender hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Lender may determine. The acceptance of this Mortgage by Lender or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Lease nor an assumption of any liability under any Lease.

8.4 Collection of Rents. Upon or at any time after an Event of Default shall have occurred and be continuing, Lender may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (a) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation making necessary repairs, alterations and improvements to the Property); (b) make, cancel, enforce or modify Leases; (c) obtain and evict tenants; (d) fix or modify Rents; (e) do any acts which Lender deems reasonably proper to protect the security thereof; (f) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid; and (g) send a notice to the tenants under Leases directing such tenants to make payments under the Leases directly to Lender. In connection with the foregoing, Lender shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Lender is empowered to do, and in the event Lender shall itself effect such matters, Lender shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Lender or such persons shall be additional Secured Obligations. Lender may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Lender may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Mortgage or invalidate any act done pursuant to such notice.

8.5 Authority of Lender. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Lender hereunder without investigating the reason for any action taken by Lender, or the validity or the amount of secured obligations owing to Lender, or the existence of any default in the Note or this Mortgage, or under or by reason of this assignment of Rents and Leases, or the application to be made by Lender of any amounts to be paid to Lender. The sole signature of Lender shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Lender for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Lender.

8.6 Indemnification of Lender. Nothing herein contained shall be deemed to obligate Lender to perform or discharge any obligation, duty or liability of any lessor under any Lease of the Property, and Borrower shall and does hereby indemnify and hold Lender harmless from any and all liability, loss or damage which Lender incurs under any Lease or by reason of the assignment; and any and all such liability, loss or damage incurred by Lender, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Lender in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Borrower shall reimburse Lender therefor on demand.

8.7 Survival. The provisions of this Article 8 shall survive the foreclosure of this Mortgage.

Article 9
MISCELLANEOUS PROVISIONS

9.1 Time of the Essence. Time is of the essence with respect to all of Borrower’s obligations under the Loan Documents.

9.2 Joint and Several Obligations. If Borrower is more than one person or entity, then (a) all persons or entities comprising Borrower are jointly and severally liable for all of the Secured Obligations; (b) all representations, warranties, and covenants made by Borrower shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Borrower; (c) any breach, Default or Event of Default by any of the persons or entities comprising Borrower hereunder shall be deemed to be a breach, Default, or Event of Default of Borrower; (d) any reference herein contained to the knowledge or awareness of Borrower shall mean the knowledge or awareness of any of the persons or entities comprising Borrower; and (e) any event creating personal liability of any of the persons or entities comprising Borrower shall create personal liability for all such persons or entities.

9.3 Waiver of Homestead and Other Exemptions. To the extent permitted by law, Borrower hereby waives all rights to any homestead or other exemption to which Borrower would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Borrower hereby waives any right it may have to require Lender to marshal all or any portion of the security for the Secured Obligations.

9.4 Non-Recourse; Exceptions to Non-Recourse. Except as expressly set forth in the Note, the recourse of Lender with respect to the obligations evidenced by the Note and the other Loan Documents shall be solely to the Property, Chattels and Intangible Personalty, and any other collateral given as security for the Note.

9.5 Rights and Remedies Cumulative. Lender’s rights and remedies under each of the Loan Documents are cumulative of the rights and remedies available to Lender under each of the other Loan Documents and those otherwise available to Lender at law or in equity. No act of Lender shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender.

9.6 No Implied Waivers. Lender shall not be deemed to have waived any provision of any Loan Document unless such waiver is in writing and is signed by Lender. Without limiting the generality of the preceding sentence, neither Lender’s acceptance of any payment with knowledge of a Default by Borrower, nor any failure by Lender to exercise any remedy following a Default by Borrower shall be deemed a waiver of such Default, and no waiver by Lender of any particular Default on the part of Borrower shall be deemed a waiver of any other Default or of any similar Default in the future.

9.7 No Third-Party Rights. No person shall be a third-party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Lender are intended solely for the benefit of Lender, and no third party shall be entitled to assume or expect that Lender will not waive or consent to modification of any such provision in Lender’s sole discretion.

9.8 Preservation of Liability and Priority. Without affecting the liability of Borrower or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Lender with respect to any security not expressly released in writing, and without impairing in any way the priority of this Mortgage over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Lender may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Lender may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Secured Obligations; (e) release or otherwise deal with any real or personal property securing the Secured Obligations; or (f) apply the proceeds of any Sale as set forth in Section 7.7 of this Mortgage. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Lender.

9.9 Subrogation of Lender. Lender shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Lender under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

9.10 Notices. Any notice required or permitted to be given by Borrower or Lender under this Mortgage shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Borrower:

Thorn Hill Postal Realty Holdings LLC

75 Columbia Avenue

Cedarhurst, New York 11516

Attention: Carrie Herz, Esq.

With a copy to:

Goldberg Weprin Finkel Goldstein LLP

1501 Broadway, 22nd Floor

New York, New York 10036

Attention: Elizabeth Smith, Esq.

If to Lender:

The United States Life Insurance Company in the City of New York

c/o AIG Investments

777 S. Figueroa Street, 16th Floor

Los Angeles, California 90017-5800

Attention: VP, Servicing – Commercial Mortgage Lending

and to:

National Union Fire Insurance Company of Pittsburgh, Pa.

c/o AIG Investments

777 S. Figueroa Street, 16th Floor

Los Angeles, California 90017-5800

Attention: VP, Servicing – Commercial Mortgage Lending

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.

9.11 Defeasance. Upon payment and performance in full of all of the Secured Obligations, Lender will execute and deliver to Borrower such documents as may be required to release this Mortgage of record.

9.12 Illegality. If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Mortgage, the legality, validity, and enforceability of the remaining provisions of this Mortgage shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Mortgage a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Mortgage shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.

9.13 Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Lender and Borrower at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of the Note, any prepayment by Borrower, or any other circumstance whatsoever, results in Borrower having paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, at Lender’s option, paid over to Borrower), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Secured Obligations evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or amount of interest permitted under applicable law. The term “applicable law” as used herein shall mean any federal or state law applicable to the Loan.

9.14 Obligations Binding Upon Borrower’s Successors. This Mortgage is binding upon Borrower and Borrower’s successors and assigns, and shall inure to the benefit of Lender, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations, and warranties of Borrower in this Mortgage shall be joint and several obligations of Borrower and Borrower’s successors and assigns.

9.15 Construction. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires.

9.16 Attorneys’ Fees. Any reference in this Mortgage to attorneys’ or counsel’s fees paid or incurred by Lender shall be deemed to include paralegals’ fees and legal assistants’ fees. Moreover, wherever provision is made herein for payment of attorneys’ or counsel’s fees or expenses incurred by Lender, such provision shall include but not be limited to, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced, during such proceedings or after entry of a final judgment.

9.17 Waiver and Agreement. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT CHARGE, UPON ACCELERATION OF THE MATURITY DATE OF THE NOTE, AND AGREES THAT, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THE NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THE NOTE BY LENDER ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT ARISING FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THE NOTE, THEN BORROWER SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM PROVIDED FOR IN THE NOTE (OR, IN THE EVENT OF ACCELERATION WHEN THE NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED IN THE DEFINITION OF “SECURED OBLIGATIONS” SET FORTH IN ARTICLE 1 HEREOF) AND ANY AND ALL OTHER CHARGES AND FEES DUE UNDER THE LOAN DOCUMENTS. BORROWER HEREBY DECLARES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.

/s/ JG Borrower

9.18 Waiver of Jury Trial. LENDER AND BORROWER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS MORTGAGE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND BORROWER TO ENTER INTO THE LOAN.

/s/ JG Borrower

/s/ MM Lender

9.19 Open-End Mortgage. This Mortgage is an “Open End” Mortgage as defined in § 8143(f) of Title 42 of the Pennsylvania Consolidated Statutes, and as such, is entitled to the benefits of Senate Bill 693, 1989 session of the General Assembly of Pennsylvania (the “Act”) as codified at 42 Pa. C.S.A. § 8143 et seq. The parties to this Mortgage intend that, in addition to any other debt or obligations secured hereby, this Mortgage shall secure unpaid balances of loan advances made after this Mortgage is left for record with the Recorder’s Office of Butler County, Pennsylvania whether such advances are made pursuant to an obligation of Lender or otherwise. The maximum amount of unpaid loan indebtedness (which shall consist of unpaid balances of loan advances made either before or after, or both before and after, this Mortgage is left for record) which may be outstanding at any time is $30,225,000.00, plus accrued and unpaid interest and other charges thereon. In addition to the obligations of Borrower secured hereby, this Mortgage secures unpaid balances of advances made with respect to the Property for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Property or the lien of this Mortgage, and expenses, including, but not limited to, reasonable costs and attorneys’ fees incurred by Lender by reason of default by Borrower under this Mortgage or any of the other Loan Documents, all of which advances referred to in this Section 9.19 shall bear interest at the Default Rate as set forth herein, even after the entry of judgment hereunder or under the Note, shall be deemed obligatorily advanced under the Note, and shall be secured hereby and shall have lien priority as provided in 42 Pa.C.S.A. §8144. To the maximum extent permitted under law, Borrower hereby unconditionally and irrevocably waives its right to submit a notice to the Lender under 42 Pa.C.S.A. §8143(c) (“Limitation of Indebtedness Notice”). In the event any person or entity shall submit a notice to Lender under 42 Pa.C.S.A. §8143(b) (“Third Party Notice”), in addition to the other remedies available under the Loan Documents, Borrower shall have the lien or encumbrance which is the subject of the Third Party Notice removed of record in accordance with Section 4.9 of this Mortgage. In addition to the other remedies under the Loan Documents, advances made after receipt of a Limitation of Indebtedness Notice or a Third Party Notice, whether or not made pursuant to 42 Pa.C.S.A. §8143 and/or §8144, shall be deemed to be obligatory advances made under the Note, shall be secured hereby and shall relate back to the date of this Mortgage was left for recording with the Butler County Recorder of Deeds.

All notices as set forth in Section 9.10, given by Borrower to Lender pursuant to 42 Pa. C.S.A. § 8143(c), shall be given to Lender personally or by registered or certified mail at the address of Lender as set forth in Section 9.10 hereof and such notice must be signed by all parties necessary to bind Borrower in accordance with applicable documents of formation of Borrower and all applicable laws.

9.20 Waiver of Rights to Notice or Judicial Hearing. BORROWER WAIVES EXEMPTIONS AND ANY AND ALL RIGHTS OF ANY NATURE AND FROM ANY SOURCE TO NOTICE, JUDICIAL HEARING OR BOTH PRIOR TO SALE OF THE PROPERTY OR ANY PORTION THEREOF EXCEPT AS MAY BE EXPRESSLY REQUIRED BY THE STATUTES OF THE COMMONWEALTH OF PENNSYLVANIA OR BY THIS MORTGAGE.

9.21 Warrant of Attorney for Confession of Judgment.

(a) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, FOR THE PURPOSE OF SECURING POSSESSION OF THE PROPERTY TO LENDER, BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, AS ATTORNEY FOR BORROWER, AS WELL AS FOR ALL PERSONS CLAIMING UNDER, BY OR THROUGH BORROWER, TO ENTER JUDGMENT IN ANY COMPETENT COURT IN EJECTMENT FOR THE POSSESSION OF THE PROPERTY TOGETHER WITH THE HEREDITAMENTS AND APPURTENANCES THERETO AND ALL EQUIPMENT, PERSONAL PROPERTY AND FIXTURES NOW OR HEREAFTER INSTALLED UPON THE SAME, AGAINST BORROWER, AND THEREIN TO CONFESS JUDGMENT FOR THE RECOVERY OF SUCH POSSESSION BY LENDER, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; WHEREUPON, IF LENDER SO DESIRES, A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH ON SAID JUDGMENT, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, BORROWER HEREBY RELEASING LENDER FROM ALL ERRORS AND DEFECTS WHATSOEVER IN SAID PROCEEDINGS; AND IF FOR ANY REASON, AFTER SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD OR BE TERMINATED, OR POSSESSION OF THE PROPERTY SHALL REMAIN IN OR BE RESTORED TO BORROWER, LENDER SHALL HAVE THE RIGHT, FOR THE SAME EVENT OF DEFAULT OR IN THE EVENT OF ANY SUBSEQUENT EVENT OF DEFAULT OR DEFAULTS, TO BRING ONE OR MORE FURTHER ACTIONS IN EJECTMENT FOR POSSESSION OF THE PROPERTY. THE JUDGMENT CONFERRED HEREIN IS NON-RECOURSE TO BORROWER AND ITS PROPERTIES (OTHER THAN THE PROPERTY), EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE NOTE.

(b) Lender may bring an action in ejectment and confess judgment therein before or after the institution of proceedings to foreclose this Mortgage or to enforce the Note, or after entry of judgment therein or on the Note, or after a Sheriff’s sale of the Property in which Lender is the successful bidder, it being the understanding of the parties that the authorization to pursue such proceedings for obtaining possession and confession of judgment therein is an essential part of the remedies for enforcement of this Mortgage, the Note and the other Loan Documents, and shall survive any execution sale to Lender.

(c) WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND A COURT TRIAL. A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWER OF A COURT CAN BE USED TO TAKE YOUR PROPERTY FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST LENDER WHETHER FOR FAILURE ON ITS PART TO COMPLY WITH THIS AGREEMENT OR ANY OTHER CAUSE.

(d) Borrower, on behalf of itself, and on behalf of its successors and assigns, acknowledges and confirms that it understands that by signing this Warrant of Attorney for Confession of Judgment, a judgment for possession of the Property may be entered against Borrower without Borrower receiving prior notice of the entry of the judgment and without an opportunity to present to the Court any defenses Borrower may have to the entry of the judgment, and Borrower voluntarily agrees to the inclusion of the above Confession of Judgment provision in the Loan Documents, and agrees to be bound thereby.

Witnesses:	THORN HILL POSTAL REALTY
HOLDINGS LLC, a Delaware limited
/s/ David Loss	liability company
(Name) David Loss
	By:	/s/ Jeremy Garber
/s/ Raphael Harel	Name:	Jeremy Garber
(Name) Raphael Harel	Title:	President

9.22 Governing Laws. The substantive laws of the Commonwealth shall govern the validity, construction, enforcement and interpretation of this Mortgage.

9.23 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the Loan and supersede all prior agreements, understandings or negotiations with respect thereto, whether written or oral.

9.24 Obligations Absolute. All provisions under any Act, Statute, or Regulation of the Commonwealth of Pennsylvania now in effect or hereafter passed to relieve Borrower in any manner from the obligations hereby assumed or requiring the foreclosure and sale of the Property before the attachment of or execution against other property, real or personal, of Borrower, are expressly waived in favor of the obligee on the Note or the holder of this Mortgage.

9.25 Economic Sanctions, Anti-Money Laundering, Etc. Borrower represents, warrants and covenants to Lender that:

(a) None of Borrower, Surety, or any officer or director of any of them, is or shall become a Prohibited Person or is or shall become directly or indirectly owned or controlled by any Prohibited Person,

(b) At all times throughout the Loan term, none of the funds of Borrower, Surety or any other party that are used to repay the Loan shall be derived from (i) conducting business or transacting with any Prohibited Person, or (ii) activities involving the violation of any Anti-Money Laundering Laws,

(c) None of the proceeds of the Loan shall be used to facilitate any business, transactions, or other activity with any Prohibited Person or activities involving the violation of any Anti-Money Laundering Laws, and

(d) Borrower shall promptly deliver to Lender any certification or other evidence reasonably requested from time to time by Lender confirming Borrower’s compliance with this Section. The representations, warranties and covenants set forth in this Section shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under the Note, this Mortgage and the other Loan Documents or receives any payment from Lender. Borrower shall promptly notify Lender in writing should Borrower become aware of any change in the information set forth in these representations, warranties and covenants.

(e) For the purposes of this Section:

(i) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

(ii) “Governmental Authority” means (1) the government of (A) the United States of America or any state or other political subdivision thereof, or (B) any other jurisdiction in which Borrower, Surety or their direct or indirect constituents (as applicable) conducts all or any part of its business, or which asserts jurisdiction over any properties of any of the foregoing, or (2) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

(iii) “Person” means an individual, a corporation, an association, a joint stock company, a trust, a business trust, a partnership, a joint venture, a limited liability company, a real estate investment trust, an unincorporated organization, department, or a government, foreign country or regime (or any agency, agent, instrumentality or political subdivision thereof), or any other entity (whether incorporated or unincorporated).

(iv) “Prohibited Person” means:

(1)	any Person that is identified on the list of Specially Designated Nationals and Blocked Persons, the list of Foreign Sanctions Evaders, or the Sectoral Sanctions Identification List (an “OFAC Listed Person”), each published by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”),

(2)	any agent, department, or instrumentality of, or any Person otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (A) any OFAC Listed Person or (B) any Person that is the target of any sanctions programs administered and/or enforced by OFAC,

(3)	any Person that is otherwise blocked by or a target of United States economic sanctions,

(4)	any Person that (A) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. economic sanctions violations, (B) is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. economic sanctions violations, (C) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. economic sanctions, or (D) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws,

(5)	any Person that (A) is owned or controlled by the government of any country or territory that is subject to comprehensive U.S. sanctions (the “Sanctioned Countries”) (e.g. Cuba, Iran, Sudan, North Korea, Syria, Venezuela or the Crimea region of Russia or Ukraine), (B) is located in any Sanctioned Countries, or (C) does business in or with any Sanctioned Countries.

Notwithstanding the foregoing, with respect to any direct or indirect constituent of Borrower or Surety that is not a U.S. Person, such non-U.S. Person shall not be required to comply with any of the provisions in this Section if doing so would constitute a violation of the domiciliary law applicable to such non-U.S. Person; provided, however, that if such non-U.S. Person is not required to comply with the provisions of this Section, Borrower shall deliver written notice to Lender, which written notice shall include, among other things, (x) the identity of such non-U.S. Person, (y) the justification for such non-U.S. Person’s non-compliance, and (z) such other written evidence reasonably required by Lender confirming the same.

9.26 Claims Against Lender. Lender shall not be in default or breach under this Mortgage, or under any of the other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within six (6) months after Borrower first had knowledge of the occurrence of the event that Borrower alleges gave rise to such claim and Lender does not remedy or cure the default or breach, if any there be, promptly thereafter. Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default or breach by Lender as to which Borrower does not give such notice timely as aforesaid. Borrower acknowledges that such waiver is or may be essential to Lender’s ability to enforce Lender’s remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with respect to the Loan.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, and intending to be legally bound, Borrower has executed and delivered this Mortgage as of the date first mentioned above.

Witnesses:	THORN HILL POSTAL REALTY
HOLDINGS LLC, a Delaware limited
/s/ David Loss	liability company
(Name) David Loss
	By:	/s/ Jeremy Garber
/s/ Raphael Harel	Name:	Jeremy Garber
(Name) Raphael Harel	Title:	President

STATE OF NEW YORK	)
) ss.
COUNTY OF NASSAU	)

On this, the 15th day of December, 2020, before me, the undersigned officer, a Notary Public in and for the State and County aforesaid, personally appeared Jeremy Garber, President of THORN HILL POSTAL REALTY HOLDINGS LLC, a Delaware limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained and received a true and correct copy of this instrument and of all other documents referred to therein.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Carrie Herz
Notary Public

Borrower Signature Page to Open-End Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents

CERTIFICATE OF RESIDENCE

I certify that the address of the within-named Lender is c/o AIG Investments, 777 S. Figueroa Street, 16th Floor, Los Angeles, California 90017-5800.

/s/ Michael Medvin

The address of Lender for purposes of 42 Pa.C.S.A. §8143(d) is The United States Life Insurance Company in the City of New York, c/o AIG Investments, 777 S. Figueroa Street, 16th Floor, Los Angeles, California 90017-5800 and National Union Fire Insurance Company of Pittsburgh, Pa., c/o AIG Investments, 777 S. Figueroa Street, 16th Floor, Los Angeles, California 90017-5800.

Lender Certificate of Residence

EXHIBIT A
to
MORTGAGE

(Legal Description)

ALL THAT CERTAIN lot or parcel of ground situate in Cranberry Township, Butler County, Pennsylvania and being Parcel 526 as laid out in Addition No. 10 to Plan No. 3 Thorn Hill Industrial Park as recorded in the Office of the Recorder of Deeds for Butler County, Pennsylvania in Plan Book Volume 200, Pages 34 and 35 being described as follows:

BEGINNING at a point on the Southerly line of Pennwood Place Cul-De-Sac being located from the intersection of the Southerly line of Pennwood Place Cul-De-Sac with the Westerly line of Commonwealth Drive, all as laid out in Addition No. 10 to Plan No. 3 Thorn Hill Industrial Park, South 61° 00’ 50” West, a distance of 600.00 feet;

THENCE from said point of beginning along the Westerly line of Parcel 511 and 501, South 28° 59’ 10” East, a distance of 758.41 feet to a point at the Northwest corner of Parcel 509;

THENCE along the Westerly line of Parcel 509 and Parcel 508, South 26° 27’ 32” East, a distance of 663.06 feet to a point at the Northeast corner of Parcel 548 as laid out on said Addition No. 10 to Plan No. 3 Thorn Hill Industrial Park;

THENCE along the Northerly line of Parcel 548, South 63° 38’ 09” West, a distance of 594.72 feet to an angle point;

THENCE continuing along the Northerly line of Parcel 548, North 86° 00’ 00” West, a distance of 75.00 feet to a point of compound curvature on the Southerly line of Keystone Drive Cul-De-Sac;

THENCE along the Southerly line of Keystone Drive Cul-De-Sac by a line curving to the left having a radius of 60.00 feet for an arc distance of 242.10 feet, the chord being South 68° 24’ 30” West, a distance of 108.22 feet to a point of reverse curvature;

THENCE continuing along Keystone Drive Cul-De-Sac, by a line curving to the right having a radius of 50.00 feet for an arc distance of 55.07 feet, the chord being South 15° 38’ 02” West, a distance of 52.33 feet to a point of compound curvature;

THENCE continuing along the same, by a line curving to the right having a radius of 465.00 feet for an arc distance of 103.11 feet, the chord being South 22° 16’ 15” West, a distance of 102.89 feet to a point of tangency;

THENCE continuing along the Northerly line of Keystone Drive Cul-De-Sac, South 28° 37’ 23” West, a distance of 120.62 feet to a point being the Southeast corner of Parcel 547 as laid out on said Addition No. 10 to Plan No. 3 Thorn Hill Industrial Park;

THENCE along the Easterly line of Parcel 547, North 61° 22’ 37” West, a distance of 50.00 feet to an angle point;

Exhibit A

THENCE continuing along the Easterly line of Parcel 547, North 56° 31’ 11” West, a distance of 513.13 feet to a point on the Easterly line of Parcel 535;

THENCE along the Easterly line of Parcel 535 and Parcel 536, North 24° 11’ 43” West, a distance of 1408.03 feet to a point at the Southwest corner of Parcel 523 as laid out on said Addition No. 10 to Plan No. 3 Thorn Hill Industrial Park;

THENCE along the Southerly line of Parcel 523, South 79° 17’ 00” East, a distance of 642.70 feet to an angle point;

THENCE continuing along the Southerly line of Parcel 523, North 84° 31’ 10” East, a distance of 100.00 feet to a point on the Southerly line of Pennwood Place Cul-De-Sac;

THENCE along Pennwood Place Cul-De-Sac by a line curving to the left having a radius of 60.00 feet for an arc distance of 216.29 feet, the chord being North 71° 14’ 59” East, a distance of 116.80 feet to a point of reverse curvature;

THENCE continuing along the same, by a line curving to the right having a radius of 50.00 feet for an arc distance of 56.71 feet, the chord being North 00° 28’ 26” East, a distance of 53.72 feet to a point of compound curvature;

THENCE continuing along the same, by a line curving to the right having a radius of 365.00 feet for an arc distance of 178.66 feet, the chord being North 46° 59’ 28” East, a distance of 176.89 feet to a point of tangency;

THENCE continuing along the Southerly line of Pennwood Place Cul-De-Sac, North 61° 00’ 50” East, a distance of 235.00 feet, the place of beginning.

CONTAINING an area of 1,733,686.71 Square Feet or 39.800 Acres.

BEING PARCEL NO. 130-4F110-14C20

BEING the same premises which Regional Industrial Development Corporation of Southwestern Pennsylvania, a Pennsylvania nonprofit corporation, by Deed dated 03/21/1997 and recorded 03/21/1997 in Butler County at Record Book 2720 Page 262, granted and conveyed unto The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, in fee.